Exhibit 4.38
[Unofficial Translation]

DEED OF TRUST
signed on February 18, 2010

Between:

BLUE SQUARE – ISRAEL LTD.
2 Ha’amal Street, Sibel Industries, Rosh Ha’ayin
Tel.: 03-9282672;  fax: 03-9282498
(hereinafter: “the Company”)
of the one part

And:

HERMETIC TRUST (1975) LTD.
of 113 Hayarkon Street, Tel Aviv
Tel.: 03-5272272;  fax: 03-5271736
(hereinafter: “the Trustee”)
of the other part

WHEREAS
On February 18, 2010 the board of directors of the Company approved the publication of a shelf prospectus (hereinafter: “the Prospectus” or “the Shelf Prospectus”) pursuant to which the Company may, inter alia, issue up to 5 series of Debentures (Series C to Series G) which are not convertible into shares of the Company and up to 3 series of Debentures (Series H to J) which are convertible into shares of the Company (hereinafter collectively: “the Debentures”) to the public in Israel in the framework of shelf offering reports; and

WHEREAS	The Trustee is a company limited by the shares which was duly incorporated in Israel and whose object is to engage in trusteeships; and

WHEREAS
The Trustee declares that there is no impediment according to the law (as defined below), or any other rule or law, to its entering into this Deed of Trust with the Company and that it meets the requirements and conditions of qualification specified in the Law (as defined below) to serve as a trustee in accordance with this Deed of Trust; and

WHEREAS	The Trustee has no material interest in the Company, and the Company has no personal interest in the Trustee; and

WHEREAS	The Company declares that there is no impediment according to any law to its contracting with the Trustee under this Deed of Trust; and

WHEREAS
The Company has made a request to the Trustee that subject to the issue to the public in Israel of a series forming part of the series of Debentures, that the Trustee serve as trustee for the holders of Debentures that will be issued in this framework, and the Trustee has agreed thereto, all subject to and in accordance with the terms and conditions of this Deed of Trust, subject to the condition that at the time of offering by the Company of the Debentures the Company and the Trustee will examine a possibility of the Trustee serving as a trustee for the series of Debentures offered, coupled with examining the existence or absence of a conflict of interest between holders of the relevant series, with this being in accordance, inter alia, with the terms and conditions of this Deed of Trust, the directives of the Securities Authority and/or the law which applies at such time; and

WHEREAS	The Trustee agrees to sign this Deed of Trust and to act as trustee for the debenture holders;

Now therefore it is agreed, declared and stipulated by the parties as follows:

1.	Preamble, interpretation and definitions

1.1	The preamble to this Deed of Trust and the appendices hereto constitute an integral part hereof.

1.2
The division of this Deed of Trust into clauses and to the insertion of headings to the clauses has been done for reasons of convenience and as place-finders only, and no use shall be made thereof for purposes of interpretation.

1.3
Everything stated in this deed in the plural shall also include the singular, and vice versa, everything in the masculine gender shall also include the feminine, and vice versa, and any words importing a person shall also include a body corporate, provided that there is no other express and/or implied provision in this deed and/or if the contents or the context thereof otherwise dictate.

1.4
In every case of a conflict between the Deed of Trust and the documents which accompany it, the provisions of the Deed of Trust shall prevail.  In every case of a conflict between the provisions described in the Prospectus in connection with this deed and/or the Debentures, the provisions of this deed shall prevail.

1.5	In this Deed of Trust the following expressions will have the meanings set opposite them, unless a different meaning is to be inferred from the content or the context thereof;

“The Company”	Blue Square – Israel Ltd.;

“This deed” or “the Deed of Trust”	This Deed of Trust including the addenda and appendices attached hereto which form an integral part hereof;

“The Trustee”	The Trustee mentioned at the head of this deed and/or any entity that may from time to time serve as Trustee for the debenture holders pursuant to this deed;

“Shelf Prospectus”	The Company’s Shelf Prospectus which is due to be published in February 2010;

“Offering report” or “shelf offering report”
The offer of the Debentures of any of the series in accordance with the Shelf Prospectus, which is made by way of an offering report in accordance with the provisions of Section 23 of the Law (as defined below), in which all the special particulars relating to such offering shall be completed, including the composition of the units offered, in accordance with the provisions of any law and in conformity with the regulations and directives of the Stock Exchange, as in force for the time being;

“The Law”	The Securities Law, 5728-1968 and the regulations made pursuant thereto, as in force from time to time;

“Register”	The register of debenture holders as referred to in Clause 24 of this deed;

“Stock Exchange”	The Tel Aviv Stock Exchange Ltd.;

“Principal”	The par value of the Debentures of the relevant series;

“Special resolution”
A resolution passed by a general meeting of debenture holders of the relevant series, at which the holders of at least fifty percent (50%) of the balance of the par value of the Debentures of that series in circulation, were personally present or represented by proxy, or at an adjourned meeting at which the holders of at least ten percent (10%) of the aforesaid balance were personally present or represented by proxy, and which resolution was passed (whether at the original meeting or at the adjourned meeting) by a majority of at least seventy-five percent (75%) of all the votes of the persons participating in the votes, excluding abstentions;

“The nominee company”	Bank Hapoalim Nominee Company Ltd.;

“Series of Debentures” or “the relevant series”
Series of registered debentures which will be called Series C to G and/or Series H to J of the Company’s Debentures, on a basis that each of these series of Debentures will have an aggregate par value of up to NIS 1,500,000, the conditions of each of which being in accordance with the debenture certificate of such series and the first offering report of the Debentures of that series, which will be issued by the Company from time to time in its sole discretion;

“The debenture holders” and/or “holders of the Debentures” and/or “the holders”	Any person who holds the Debentures;

“Trading day”	Any day on which transactions are executed on the Tel Aviv Stock Exchange Ltd.;

“Stock Exchange Clearing House”	The clearing house of the Tel Aviv Stock Exchange Ltd.;

“Rating company”	A rating company which has been approved by the Supervisor of the Capital Market at the Ministry of Finance;

2.	General

2.1
Unless otherwise expressly stated, the contents of this deed will apply separately to each of the series of Debentures of Series C to G and of Series H to J which may be issued pursuant to the Shelf Prospectus, and this Deed of Trust shall be deemed to have been signed separately for each series forming part of the aforesaid series of Debentures.

2.2
Unless otherwise expressly stated in this Deed of Trust, the issue of any of the series of the Debentures mentioned in this Deed of Trust is not dependent on another series.  Each series forming part of the series of Debentures is separate and independent from the other series of Debentures that might be issued pursuant to the Shelf Prospectus, and the reference in this Deed of Trust to the series of Debentures shall be in relation to each series separately without being connected to the other series of Debentures.

3.	Issue of Debentures

3.1
The Company may in its sole discretion, subject to the publication of a shelf offering report, issue up to 5 series of registered Debentures (Series C to G) where each of the series of Debentures will have a total par value of up to NIS 1,500,000,000, repayable (principal) in one payment or in several equal payments which shall not exceed four quarterly payments per annum as shall be particularized in the first offering report, and will be paid on each of the dates, as shall be particularized in the offering report pursuant to which each of the aforesaid series of Debentures is first issued (“Debentures of Series C to G”).  The linkage basis (or absence of linkage) and the type of interest (or absence of interest) which the principal of the Debentures of any of the aforesaid series that may be issued will bear will be specified in the offering report pursuant to which these Debentures are first issued.  For particulars regarding the linkage bases for the Debentures of Series C to G, that are possible under the Shelf Prospectus, and for particulars regarding the possible types of interest pursuant to the Shelf Prospectus, see Paragraphs 3.1.3 and 4 of the conditions appearing on the reverse side of the Debentures (Series C to G), respectively.  The rate of interest which the principal of the Debentures of each of the aforesaid series that may be issued in accordance with the Shelf Prospectus, or the margin above or below the base interest which the principal of the Debentures of each of the aforesaid series will bear, or the absence of interest which the principal of the Debentures of each of the aforesaid series will bear, as the case may be, will be particularized in the offering report pursuant to which these Debentures are first offered, or will be fixed in a tender pursuant to which the first offering thereof will be made.  The interest, if any, on the principal of the Debentures of Series C to G will be paid in a number of payments which shall not exceed four quarterly payments per annum, as will be particularized in the offering report pursuant to which these Debentures are first offered.  The times and the number of payments of principal, the linkage basis (or absence of linkage), the type of interest, the rate of interest or the manner of determining it and the times for payment of the interest (or the absence of interest) of Debentures of Series C to G, as will be particularized in the offering report pursuant to which the aforesaid series of Debentures are first offered, will be decided by the Company immediately prior to the first offering of the Debentures of the relevant series (“First Offering of Debentures of Series C to G”).  For further details see also Paragraph 3, 4 and 5 of the conditions on the reverse side of the Debentures (Series C to G).

3.2
In addition the Company may in its sole discretion, subject to the publication of a shelf offering report, issue up to 3 series of registered Debentures (Series H to J), on a basis that each of the series of Debentures will be to an aggregate par value of up to NIS 1,500,000,000, repayable (principal) in one payment or in several equal payments which shall not exceed four quarterly payments per annum, as shall be particularized in the first offering report, and which will be paid on each of the dates, as will be particularized in the offering report pursuant to which each of the aforesaid series of Debentures is first offered (“the Debentures of Series H to J”).  The linkage basis (or absence of linkage) and the type of interest (or absence of interest) which the principal of the Debentures of each of the aforesaid series that will be issued will bear will be particularized in the offering report pursuant to which these Debentures are first issued.  For details of the linkage bases of the Debentures of Series H to J that are possible under the Shelf Prospectus, and for particulars of the possible types of interest pursuant to the Shelf Prospectus, see Paragraphs 3.1.3 and 4 of the conditions appearing on the reverse side of the Debentures (Series H to J), respectively.  The rate of interest which the principal of the Debentures of each of the aforesaid series that may be issued in accordance with the Shelf Prospectus will bear, or the margin above or below the base interest which the principal of the Debentures of each of the aforesaid series will bear, or the absence of interest which the principal of the Debentures of each of the aforesaid series will bear, as the case may be, will be particularized in the offering report pursuant to which these Debentures are first offered.  The interest, if any, on the Debentures of each of the aforesaid series will be paid in a number of payments which shall not exceed four quarterly payments per annum and which will be particularized in the offering report pursuant to which these Debentures are first offered.  The times and number of payments of principal, the linkage basis (or absence of linkage), type of interest, the rate of interest or the manner for fixing it and the dates of payment of the interest (or absence of interest) of the Debentures of Series H to J, as will be particularized in the offering report pursuant to which each of the aforesaid series is first offered, will be fixed by the Company immediately prior to the first offering of the Debentures of the relevant series (“First Offering of Debentures of Series H to J”).  Debentures of Series H to J will be convertible into ordinary shares of the Company of NIS 1 par value each, on any trading day commencing from the date of the listing of these Debentures for trading on the Stock Exchange and up to a number of days before the end of the period of the Debentures of that series, except a number of days before the effective date for partial redemption in accordance with the Stock Exchange directives, as in force on the date of the offering report, as defined in Clause 1.6 above, and up to the date partial redemption is made, at a conversion price that shall not be less than the par value of the ordinary shares at the date of the first offering report of Debentures of Series H to J (subject to adjustments as stated in Paragraph 6.3 of the conditions appearing on the reverse side of the Debenture (Series H to J), in such manner and on such conditions as will be particularized in the first offering report of the Debentures of each of the aforesaid series, in accordance with the fixing of such details by the Company immediately prior to the first offering of the Debentures of the relevant series.  For further particulars see also Paragraphs 3, 4, 5 and 6 of the conditions appearing on the reverse side of the Debenture (Series H to J).

3.3	Enlargement of the series

The Company may at any time and from time to time, in its sole discretion, without the necessity for the consent of the debenture holders or the Trustee, or for the giving of notice to any of them to that effect, including a related corporation as defined in Clause 4.2 below, and in accordance with the provisions of any law, issue additional debentures of any series (whether by private placement or by an offering to the public) the conditions of which shall be identical to the conditions of the Debentures of the same class which have been issued, at such price and on such conditions as it deems fit, and this deed shall also apply with respect to any such additional Debentures that may be issued by the Company, and the status of the additional Debentures from the date of their issue shall, mutatis mutandis as the case may be, be the same as the Debentures issued in this issue.  The Trustee shall serve as trustee for the Debentures of the relevant series as may be in circulation from time to time, also in the case of an enlargement of a series, and the Trustee’s consent to serving as aforesaid for the enlarged series shall not be required.  For the removal of doubt, holders of the additional Debentures referred to above in this clause will not be entitled to interest in respect of interest periods which ended prior to the date of their issue.  Notwithstanding the foregoing, in a case in which the series of Debentures is rated – the enlargement of the series shall be made subject to obtaining prior approval from the rating company to the effect that the enlargement of the series as aforesaid will not adversely affect the rating of the Debentures as applies at such time.  In the case of an enlargement of a series of Debentures of the relevant series, the Trustee will have the right to demand an increase in its remuneration, proportionate to one-half of the extent of the enlargement of the series (50%), and the Company, by contracting under this deed, gives its consent in advance to such increase in the Trustee’s remuneration.

The Debentures (Series C to G) and the Debentures (Series H to J) may be issued at their par value, at a discount or at a premium.

Should the discount rate that will be fixed for the Debentures of any series as a consequence of the enlargement of a series of Debentures of that series differ from the discount rate of the Debentures of the same existing series in circulation for the time being (if any), the Company will apply to the Taxes Authority, shortly before the enlargement of the series of Debentures, in order to obtain its approval that for purposes of deduction of tax at source from the discount charges in respect of the aforesaid Debentures, a uniform discount rate will be fixed for the aforesaid Debentures according to a formula which weights the different rates of discount in such series, if any.

In the event of receiving such approval, the Company shall calculate the weighted discount rate in respect of all the Debentures of that series, and shall publish an immediate report shortly before the enlargement of the series in regard to the weighted uniform discount rate and shall deduct tax on the dates of payment of the aforesaid Debentures, according to such weighted discount rate and in accordance with the provisions of the law.  If such approval is not received, the Company shall give notice in an immediate report, shortly after receipt of the Taxes Authority’s notice and prior to enlargement of the series about the non-receipt of such approval and that the uniform discount rate will be the highest discount rate created in respect of the Debentures of that series.  The Company shall deduct tax at source in respect of the payment of Debentures of that series in accordance with the discount rate that will be reported as aforesaid.

Accordingly, situations are likely in which the Company will deduct tax at source in respect of discount charges at a higher rate than the discount charges that were fixed for anyone who held Debentures of that series prior to the enlargement of the aforesaid series.  In such case a taxpayer who held Debentures of that series, before the enlargement of the series and until repayment of the aforesaid Debentures, will be entitled to submit a tax return to the Taxes Authority and to receive a refund of the tax that was deducted from the discount charges, if he is entitled to such refund according to law.

3.4	Issue of additional securities

The Company may at any time and from time to time (whether by private placement or by an offering to the public) and in its discretion, and without the necessity for the consent of the debenture holders or the Trustee or the giving of notice to any of them about this, including a related corporation as defined in Clause 4.2 below, issue debentures of a different class or other series of debentures or other securities of any sort, with or without ancillary rights for the purchase of shares of the Company, under conditions of interest, linkage, collateral security, repayment, and other conditions as the Company shall see fit, whether such conditions are more favorable than the conditions of the Debentures, or are equal or inferior thereto.

4.	Purchase of Debentures by the Company and/or by a related corporation

4.1
The Company reserves the right to buy Debentures of the series of Debentures at any time and from time to time at such price as it deems fit, without prejudice to the obligation for repayment of the Debentures that will be held by others apart from the Company.  Debentures that will be bought by the Company will be cancelled upon their purchase and will be delisted, and the Company will not be entitled to reissue same.  In the event of the purchase of Debentures by the Company as aforesaid, the Company will give notice to that effect to the Trustee shortly after the purchase and shall also lodge an immediate report to that effect.  Where the Debentures are bought as aforesaid by the Company in the course of trading on the Stock Exchange, the Company will apply to the Stock Exchange Clearing House with a request to withdraw the certificates.

4.2
Any subsidiary of the Company and/or company under its control and/or the controlling shareholder in the Company (directly or indirectly) or a company under the control of the controlling shareholder in the Company (apart from a company with respect to which the contents of Clause 4.1 above apply) (hereinafter: “Related Corporation”) will be entitled to buy and/or to sell Debentures of any series of Debentures at any time and from time to time, including by way of an issue by the Company.  The Debentures that will be held as aforesaid by a Related Corporation will be deemed to be an asset of the Related Corporation, same will not be delisted and will be transferable in the same way as the other Debentures of the Company (subject to the provisions of the Deed of Trust and the Debenture).  For purposes of holding a meeting of debenture holders the provisions of the Second Schedule to the Deed of Trust [shall apply].  In the case of buying and/or selling of Debentures by such Related Corporation, the Company will give notice to that effect to the Trustee shortly after the purchase and/or sale as aforesaid and will also lodge an immediate report to that effect.  In addition, for purposes of a quorum and in the counting of the persons who vote at general meetings of the debenture holders, the contents of the provisions of the Second Schedule to this deed shall apply.

4.3	Nothing contained in this Clause 4 shall in itself oblige the Company or the debenture holders to buy Debentures or to sell the Debentures held by them.

5.	The Company’s obligations

The Company hereby undertakes to pay all amounts of principal, interest (including penalty interest as defined in Paragraph 5.3 of the conditions appearing on the reverse side of the Debenture, if and to the extent that it applies) and linkage differences which are payable in accordance with the conditions of the Debentures, to the extent that same are payable, and to comply with all the remaining conditions and obligations that are imposed on it in accordance with the terms and conditions of the Debentures and according to this deed.  In every case in which the date of payment on account of an amount of principal and/or interest falls on a day which is not a business day, the due date for payment will be postponed to the immediately following next business day, without any additional payment, interest or linkage.

6.	Collateral security

6.
The Debentures of Series C to G and of Series H to J may or may not be secured by collateral security, by any encumbrances or in any other manner.  Particulars regarding the mechanism for securing the Debentures of Series C to G and of Series H to J, in the event that they are secured by collateral, any encumbrances or in any other manner, will be published in the framework of the first shelf offering report of each of the series of Debentures and in the scope of an addendum to the Deed of Trust which will be signed between the Company and the Trustee.  In such case the Trustee will be entitled to extra remuneration as shall be fixed between it and the Company.

6.2
For the removal of doubt it is clarified that there shall be no obligation on the Trustee to examine, and in practice the Trustee has not examined, the necessity for providing collateral security to secure the payments to the debenture holders.  The Trustee was not requested to perform, and in practice the Trustee has not performed, an economic, accounting or legal due diligence examination in regard to the state of business of the Company or the subsidiaries.  By its entering into this Deed of Trust and by its consent to serve as trustee for the debenture holders, the Trustee is not expressing its opinion, expressly or impliedly, in regard to the Company’s ability to meet its obligations to the debenture holders.  Nothing in the foregoing shall derogate from the Trustee’s duties and obligations according to any law and/or the Deed of Trust, nor does it derogate from the Trustee’s duty and obligation (to the extent that such duty is imposed on the Trustee according to any law) to examine the impact of changes in the Company from the date of the issue onwards, to the extent that such changes could have an adverse effect on the Company’s ability to meet its obligations to the debenture holders.

6.3
The Company may, from time to time, sell, encumber, lease under leasehold, assign, make over or otherwise transfer or dispose of its property, in whole or in part, without the necessity for obtaining approval from the Trustee or the debenture holders, and the Company is not obliged to notify the Trustee in regard to the creation of any encumbrance over its assets.

7.	Priority ranking

All the Debentures that may be offered shall rank pari passu with one another in regard to the amounts due in respect thereof, without any debenture having precedence or priority over another.

8.	Right to make Debentures immediately due and payable

8.1	On the occurrence of one or more of the events mentioned below in this clause, the provisions of Clause 8.2 will apply, as the case may be –

8.1.1	If the Company does not pay any amount that is due from it in connection with the Debentures within 45 days after the due date of payment thereof has arrived.

8.1.2	If a permanent or final liquidation order is granted by the court in respect of the Company.

8.1.3
If a provisional liquidation order is granted by the court, or if a valid resolution is passed for the winding-up of the Company (apart from a winding-up for purposes of a merger with another company and provided that the absorbing company has assumed the Company’s full obligations to the debenture holders) and such order or resolution has not been set aside or rescinded within 60 days from the date on which the order was given or the resolution passed, as the case may be, provided that this has the effect of endangering the possibility of payment of any amount due from the Company in accordance with the Debentures.

8.1.4
If an attachment is imposed on the Company’s assets, in whole or in part, and the attachment is not removed within 60 days from the date on which it was imposed, provided that this has the effect of endangering the possibility of payment of any amount that may be due from the Company in accordance with Debentures.

8.1.5
If an Execution Office operation is executed against some or all of the Company’s assets, and such action is not rescinded or set aside within 60 days from the date on which it was performed, provided that this has the effect of endangering the possibility of payment of any amount that may be due from the Company in accordance with the Debentures.

8.1.6	If a permanent receiver is appointed for the Company and/or its assets, in whole or in part.

8.1.7
If a provisional receiver is appointed for the Company and/or for its assets, in whole or in part, and the appointment is not set aside within 60 days, provided that this has the effect of endangering the possibility of payment of any amount that may be due from the Company in accordance with the Debentures.

8.1.8	If the Company ceases, or gives notice of its intention to cease, its payments, or if it ceases, or gives notice of its intention to cease, conducting its business as same applies from time to time.

8.1.9
If a stay of execution order is granted or if an application has been filed by the Company for the making of an arrangement with creditors of the Company pursuant to Section 350 of the Companies Law, 5759-1999 (except for purposes of a merger with another company and/or a change in the Company’s structure).

8.1.10	If a genuine fear exists that the Company will cease making its payments or that the Company will, for reasons of insolvency, discontinue its business.

“The Company’s assets” mean: assets owned by the Company the value of which exceeds 75% of the Company’s consolidated equity, according to its last consolidated financial statements that were published.

It is clarified that if any particular series of Debentures is rated, a cessation of rating or a reduction of rating will not confer on the holders a right to make the Debentures of the relevant series immediately due and payable.

8.2	On the occurrence of any of the events mentioned in Clause 8.1 above, and in accordance with the provisions contained in the sub-clauses thereof, the following provisions shall apply:

8.2.1	On the occurrence of any of the events referred to in Clauses 8.1.1 – 8.1.9 (above), the Trustee will be entitled to call a meeting of the debenture holders; or

8.2.2
On the occurrence of the event mentioned in Clause 8.1.10 above, the Trustee shall be entitled (but not obliged), and each of the debenture holders (without reference to the extent of his holdings of Debentures), will be entitled to call a meeting of the debenture holders.

8.2.3
The date for convening of the meeting, which will be called in accordance with the provisions of Clauses 8.2.1 or 8.2.2 above, shall be after 30 days from the date on which it was called (or a shorter period in accordance with the provisions of Clause 8.2.6 below), the agenda of which shall contain a resolution regarding the making of the entire unpaid balance of the Debentures (of the relevant series) immediately due and payable, by virtue of the occurrence of any of the events described in Clause 8.1 above.  The Trustee’s action shall be performed in the aforesaid instances without delay and at the first possible reasonable time.  In the notice calling the meeting it shall be specified that if the Company causes the cancellation and/or stoppage of the event mentioned in Clause 8.1 above by virtue of which the meeting has been called up to the time the meeting is convened, then the calling of the meeting of debenture holders as aforesaid will be cancelled.  It is clarified, that nothing in the foregoing shall prevent the Trustee from calling a meeting of debenture holders (Series C to G) and Debentures (Series H to J) at an earlier time, provided that the Trustee shall not be able to make the Debentures immediately due and payable, except subject to the times set forth in this Clause 8.2.

8.2.4
In a case in which any of the events mentioned in Clause 8.1 above has not been cancelled or removed up to the time of convening of the meeting, and the resolution of the meeting of debenture holders as mentioned in Clause 8.2.3 above was passed by a special resolution (as defined in Clause 1.6 above), the Trustee shall be obliged, within a reasonable time and as soon as possible, to make the entire unpaid balance of the Debentures of the relevant series immediately due and payable, provided that it has given the Company written warning notice of 15 days of its intention to do so, and the event by virtue of which the resolution was passed has not been cancelled or removed within such period.

8.2.5
A copy of the notice calling such meeting shall be sent by the Trustee to the Company immediately upon publication of the notice and shall constitute prior written warning notice to the Company of the Trustee’s intention to act as aforesaid.

8.2.6
The Trustee may in its discretion shorten the period of 30 days aforesaid (as mentioned in Clause 8.2.3 above) and/or the aforesaid 15 days warning notice (mentioned in Clause 8.2.4 above) in the event that the Trustee is of the opinion that any delay in making the Company’s debt due and payable substantially endangers the rights of the debenture holders, but under no circumstances shall the Trustee do so without prior written reference to the Company setting forth the reasons for shortening the period and on condition that no reply satisfactory to the Trustee in this regard has been received from the Company within 2 business days from the date of the aforesaid notice.

8.2.7
The Trustee shall notify the debenture holders of the occurrence of an event which constitutes grounds for making the Debentures immediately due and payable, after it has actually become aware of the fact.  Such notice shall be published as an immediate report.

9.	Claims and proceedings by the Trustee

9.1
In addition to any provision as aforesaid as a right and independent authorization, the Trustee shall, without giving additional notice, take all such steps, including legal proceedings, as it deems fit and subject to the provisions of any law, for purposes of safeguarding the rights of the debenture holders.

Nothing in the foregoing shall prejudice and/or derogate from the Trustee’s rights to commence legal and/or other proceedings also if the Debentures have not been made immediately due and payable, all of which is intended to safeguard the debenture holders and/or for purposes of the grant of any order in relation to the affairs of the trust, and subject to the provisions of any law.  Notwithstanding the contents of this Clause 9, it is clarified that the right to make the Debentures immediately due and payable shall only arise in accordance with the provisions of Clause 8 above and not pursuant to this Clause 9.

9.2
The Trustee shall be obliged to act as stated in sub-clause 9.1 above if it is called upon to do so by special resolution passed at a general meeting of the debenture holders, unless it finds that in the circumstances of the matter it is not fair and/or is not reasonable to do so, and has applied to the appropriate court with an application to receive instructions on the subject at the first reasonable opportunity.

9.3
The Trustee may, before taking proceedings as aforesaid, convene a meeting of the debenture holders in order for it to be decided by the holders by special resolution what steps should be taken to exercise their rights pursuant to this Deed.  The Trustee shall further be entitled to reconvene meetings of the debenture holders for purposes of obtaining instructions in regard to the conduct of such proceedings.  The Trustee’s action shall be taken in such cases without delay and at the first possible reasonable time.  For the avoidance of doubt it is clarified that the Trustee will not be entitled to delay the taking of steps as aforesaid in a situation in which the procrastination is likely to prejudice the rights of the debenture holders.

9.4
Subject to the provisions of this Deed of Trust, the Trustee shall be entitled, but not obliged, to call a general meeting of the debenture holders, at any time, in order to discuss and/or to receive instructions of the meeting on any matter pertaining to this Deed.  For the avoidance of doubt it is clarified that the Trustee will not be entitled to delay the calling of the meeting in a situation in which the procrastination is likely to prejudice the rights of the debenture holders.

9.5
Whenever the Trustee is obliged according to the terms and conditions of this Deed to perform any action, including the commencement of proceedings or the institution of claims on a demand by the debenture holders as stated in this clause, the Trustee shall be entitled to refrain from taking such action until it receives instructions from a meeting of the holders and/or instructions of a court to which the Trustee has applied, in its discretion, with an application for instructions in a situation in which it believes that there is a necessity for such instructions.  For the avoidance of doubt it is clarified that the Trustee will not be entitled to delay the taking of action or of such proceedings in a situation in which the procrastination is likely to prejudice the rights of the debenture holders, including in a case of the taking of proceedings for making the Debentures immediately due and payable as decided by a meeting of the debenture holders in accordance with Clause 8 above, and subject to the instructions thereof.

10.	Trust over receipts

All the receipts that will be received by the Trustee, save and except its remuneration and payment of any debt to it in any manner, including, without limitation, as a result of proceedings it may take, if any, against the Company, shall be held by it in trust and shall be used by it for the objectives and according to the sequence of priority set forth below:

Firstly for discharging the reasonable expenses, payments, levies and obligations incurred by the Trustee, imposed on it, or caused in the course of or as a consequence of actions for performing the trust or otherwise in connection with the terms and conditions of this Deed, including its remuneration.  Secondly – in order to pay the debenture holders the arrear interest and/or arrears on principal that are due to them under the terms and conditions of the debenture pari passu and pro rata to the amount of the interest and/or the principal that is in arrear which is due to each of them, without preference or prior right with respect to any of them; thirdly – in order to pay the debenture holders the amounts of principal and/or interest which are due to them according to the Debentures held by them, pari passu, whether or not the time for discharge and liquidation of the amounts of principal and/or interest have arrived, and pro rata to the amounts that are due to them, without any preference in regard to priority in time of the issue by the Company of the Debentures or otherwise, and the surplus, if there is such, shall be paid by the Trustee to the Company or its successors-in-title, as the case may be.

Payment of the amounts by the Trustee to the debenture holders as aforesaid, out of the receipts that will be received by it, is subject to the rights of the Company’s other creditors, if there are such, and according to the provisions of the law.

The Trustee may instruct the Company in writing to transfer any payment which the Company owes to the holders to the Trustee’s account (for the debenture holders).  The Company shall act in accordance with the Trustee’s notice and the Company shall be deemed to have fulfilled its obligation to the holders if it proves that it transferred the full amount of the debt to the credit of the account the details of which were given in the Trustee’s notice.  Subject to the provisions of any law, the Trustee may set off any amount the Company and/or the holders owe to the Trustee pursuant to this Deed of Trust.  Nothing in the foregoing shall release the Company from its liability to bear the aforesaid payments of expenses and remuneration wherever it is obliged to bear same in accordance with this Deed or according to law.

11.	Authority to delay distribution of money

11.1
Notwithstanding the contents of Clause 10 above, if the monetary amount that will be received as a result of the taking of the proceedings described above and which is available at any time for distribution, as stated in that clause, is less than NIS 3,000,000, the Trustee will be not obliged to distribute same and it may invest the aforesaid amount, in whole or in part, in the investments that are permitted pursuant to this Deed and may from time to time vary and replace such investments with other permitted investments, as it sees fit.

11.2
When the investments referred to above, together with the profits thereon and together with additional moneys that may come into the possession of the Trustee for purposes of payment to the debenture holders, if any, reach an amount that will be sufficient for the payment of at least NIS 3,000,000, the Trustee shall make payment thereof to the debenture holders as stated in Clause 10 above.  If within a reasonable period of time the Trustee does not have possession of an amount that will be sufficient in order to pay at least NIS 3,000,000, the Trustee shall distribute the moneys held by it to the debenture holders and under all circumstances not later than once every three months.  Notwithstanding the foregoing, the debenture holders may, by ordinary resolution, compel the Trustee to pay them the amounts that have accumulated in the Trustee’s possession even if such amounts have not reached NIS 3,000,000.  Notwithstanding the foregoing, payment of the Trustee’s remuneration and the Trustee’s expenses shall be paid out of the aforesaid moneys immediately the due date for payment thereof arrives, even if the amounts that have come into the Trustee’s possession are lower than a sum of NIS 3,000,000 as aforesaid.

12.	Notice regarding distribution and deposit with the Trustee

12.1
The Trustee shall notify the debenture holders of the date and place at which any of the payments mentioned in Clauses 10 and 11 above will be made, and shall do so by way of prior notice of 14 days that shall be delivered in the manner specified in Clause 24 below, not less than ten days and not more than twenty days in advance.

After the effective date mentioned in the notice, the debenture holders will be entitled to interest according to the rate fixed in the Debentures, only on the balance of the amount of principal (if any) after deduction of the amount that was paid or offered to them for payment as aforesaid.

12.2	The moneys that will be distributed as stated in Clause 12.1 above will be deemed to be a payment on account of repayment.

12.3
Any amount which is due to the debenture holder which was not actually paid on the date specified for the payment thereof, for a reason not associated with the Company, and where the Company was prepared to pay it, shall cease to bear interest and linkage differences from the date that was fixed for the payment thereof, and the debenture holder will be entitled only to those amounts he would have been entitled to at the date fixed for the settlement of such payment on account of the principal, the interest and the linkage differences.

12.4
The Company shall, within 15 business days from the date fixed for such payment, deposit with the Trustee, in bank accounts in the name of the Trustee and to its order, the amount of the payment that was not paid on due date, as referred to in sub-clause 12.3 above, and shall give notice in writing according to the addresses in its possession to the debenture holders about such deposit, and the aforesaid deposit shall be deemed to be liquidation and discharge of such payment, and in the case of liquidation and discharge of everything due in respect of the Debenture, shall also be deemed to be redemption of the Debenture.

12.5
The Trustee shall, in the framework of the trust accounts in its name and to its order, invest the moneys that will be transferred to it as stated in sub-clause 12.4 above, in investments which are permitted to the Trustee in accordance with this Deed (as stated in Clause 15 below).  Where the Trustee has done so, it will not be liable to the entitled persons in respect of such amounts, except to the extent of the proceeds that will be received from realization of the investments, less reasonable expenses connected with the aforesaid investments and management of the trust accounts, the reasonable commissions and less the compulsory payments imposed on the trust account.  Out of the aforesaid moneys the Trustee shall transfer amounts to the debenture holders who are entitled thereto, and shall do so as soon as possible after reasonable proof and approvals of their right to these amounts has been furnished to the Trustee, less all the Trustee’s reasonable expenses, commissions, compulsory payments and its remuneration as mentioned in Clause 12.4 above.

12.6
The Trustee shall hold these moneys and shall invest same in the aforesaid manner, until the end of one year from the final date of repayment of the Debentures.  After that date, the Trustee shall transfer to the Company the moneys referred to in sub-clause 12.5 above, including profits arising from the investment thereof, less its reasonable expenses and other reasonable expenses that were incurred in accordance with the provisions of this Deed (such as the remuneration of service providers, etc.), if any remain in its possession at that time.  The Company shall hold such amounts in trust for the debenture holders who are entitled to such amounts, and the provisions of sub-clause 12.5 above shall apply, mutatis mutandis, with respect to the amounts that will be transferred to it by the Trustee as aforesaid.

12.7
Upon transfer of the money from the Trustee to the Company, to the Trustee’s satisfaction, the Trustee will be exempt from payment of such amounts to the entitled debenture holders.  The Company shall confirm to the Trustee in writing the holding of the amounts and the fact of receipt thereof in trust for the aforesaid debenture holders.  It is clarified that in accordance with the operations and pursuant to this clause, the indemnity provisions contained in Clause 22 below shall apply and shall indemnify the Trustee in respect of any claim and/or expenses and/or damage of whatsoever nature that may be sustained by it due to and in respect of the transfer of such moneys, unless the Trustee acted with gross negligence.

12.8
The Company shall hold these moneys in trust for the debenture holders who are entitled to such amounts for an additional one year from the date of transfer thereof to it from the Trustee and shall make no use thereof, and shall invest same in accordance with the provisions of this Deed.  Moneys which are not claimed from the Company by a debenture holder up to the end of two years from the final date of repayment of the Debentures, will be transferred to the Company, and it will be entitled to make use of the remaining moneys for any purpose.  The foregoing shall not derogate from the obligation of the Company to the debenture holders to pay moneys to which they are entitled as aforesaid according to any law.

13.	Receipt from the debenture holders and from the Trustee

13.1
A receipt from the Trustee regarding deposit of amounts of principal, interest and linkage differences with it to the credit of the debenture holders shall provide the Company with an absolute release in regard to the actual effecting of payments of the amounts denominated in the receipt.

13.2
A receipt from a debenture holder in respect of the amounts of principal, interest and linkage differences which were paid to him by the Trustee in respect of the debenture shall give the Trustee and the Company an absolute release in connection with the actual making of payment of the amounts denominated in the receipt.

13.3	Moneys that have been distributed as stated in Clause 12 above shall be deemed to be a payment on account of repayment of the Debentures.

14.	Presentation of debenture to the Trustee and note in connection with partial payment

14.1
The Trustee will be entitled to demand from a debenture holder that he exhibit to the Trustee, at the time of payment of any interest or partial payment of the principal amount, interest and linkage differences in accordance with the provisions of Clauses 10, 11 and 12 above, the debenture certificate in respect of which the payments are made, and the debenture holder shall be obliged to present such debenture certificate, provided that this shall not make the debenture holders liable for any payment and/or expense and/or impose any responsibility and/or liability on the debenture holders.

14.2	The Trustee will be entitled to record a note on the debenture certificate regarding amounts that were paid as aforesaid as well as the date of payment thereof.

14.3
The Trustee will be entitled in a special case, in its discretion, to waive the presentation of the debenture certificate after a deed of indemnity and/or guarantee which is adequate in the Trustee’s opinion for damage likely to be sustained due to the non-recording of such note, as the Trustee sees fit, has been given to the Trustee by the debenture holder.

14.4	Notwithstanding the foregoing, the Trustee may, in its discretion, maintain records in another manner with regard to such partial payments.

15.	Investment of moneys

All moneys which the Trustee is entitled to invest according to this Deed, shall be invested by it at a bank/s which is rated with an AA- rating and higher, in its own name or to its order, in investments in securities of the State of Israel or other securities in which the laws of the State of Israel permit the investment of trust moneys, in such manner as it deems fit, all subject to the terms and conditions of this Deed of Trust, provided that any investment in securities shall be in securities that have been rated by a rating company with a rating of not less than AA- or a rating that corresponds thereto.  Where the Trustee has done so, it will not be liable to entitled persons in respect of those moneys, except the proceeds that will be received from the realization of the investments, less the Trustee’s remuneration and its reasonable expenses, the commissions and expenses connected with the aforesaid investment and management of the trust accounts, the bank charges and less the compulsory payments that are imposed on the trust account, and the Trustee shall act with respect to the balance of such moneys in accordance with the provisions of Clauses 10 and/or 12.5-12.6 above, as the case may be.

16.	The Company’s obligations to the Trustee

The Company hereby undertakes to the Trustee, that until such time as the Debentures have been repaid in full, it will act as follows:

16.1	To continue uninterruptedly to conduct its business in a regular and proper manner;

16.2
To maintain proper books of account in accordance with accepted accounting principles, to keep the books and the documents that serve as vouchers and authorities for them, and to allow any authorized representative of the Trustee to peruse and inspect, at any reasonable time that shall be coordinated in advance with the Company, any such book and/or document the Trustee may request to peruse.  For these purposes, the Trustee’s authorized representative means anyone whom the Trustee may appoint for purposes of such perusal and inspection, which shall be done by way of written notice from the Trustee to be delivered to the Company prior to such perusal and which shall also contain the Trustee’s confirmation that such authorized person has signed the deed of confidentiality contained in Appendix A.  The Trustee undertakes, by its signing this Deed of Trust, to keep all information given as aforesaid secret and confidential.  It is clarified that subject to any law, the passing on of information to the debenture holders for purposes of the passing of a resolution pertaining to their rights under the debenture or for purposes of reporting on the condition of the Company does not constitute a breach of such confidentiality undertaking.  For these purposes, the Trustee and any representative on its behalf shall sign a deed of confidentiality in the text attached to this Deed of Trust as Appendix A.

16.3
To notify the Trustee as soon as reasonably possible, and not later than 4 business days after it becomes aware of the fact, of any instance in which an attachment has been imposed on all or any of the Company’s material assets, and of any situation in which a receiver, special manager and/or provisional and/or permanent liquidator has been appointed in respect of all or any of the Company’s material assets, and at its expense to take all reasonable steps as soon as possible for the removal of such attachment or the setting aside of the receivership, liquidation or management, as the case may be.

16.4
To notify the Trustee in writing as soon as possible and not later than 3 business days in regard to the occurrence of any of the events mentioned in Clause 8.1 above (including all the sub-clauses thereof) or with regard to the Company’s actual knowledge that such event is about to take place.

16.5
To provide the Trustee with a copy of any document or any information the Company has passed on to the debenture holders, to the extent that it does so.  The Company shall further transfer additional information concerning the Company (including explanations, documents and calculations pertaining to the Company, its business or its assets) to the Trustee or to the Trustee’s authorized representative, who shall be an attorney or accountant by profession (in respect of whose appointment notice shall be given to the Company by the Trustee) and the Company shall also instruct its accountant and its legal advisors to do so, upon a reasonable written request from the Trustee, with this being to the extent that, in the Trustee’s reasonable opinion, such information is likely to be essential and required for protecting the rights of the debenture holders, provided that the Trustee is acting in good faith, and acts skillfully and reasonably.  The Trustee undertakes, by its signing this Deed of Trust, to keep all information given as aforesaid confidential.  It is clarified that subject to any law the passing on of information to the debenture holders for purposes of passing a resolution relating to their rights under the debenture or for purposes of reporting on the condition of the Company, does not constitute a breach of its confidentiality undertaking as aforesaid.  Any information which has not passed into the public domain, which may be transferred to the Trustee or to its authorized representative as aforesaid shall be kept confidential by them, and no use shall be made thereof except for purposes of fulfilling the Trustee’s function as a trustee pursuant to this Deed of Trust, and the Trustee and any authorized representative of the Trustee as aforesaid shall for that purpose sign a deed of confidentiality in the text attached to this Deed as Appendix A.

16.6
To notify the Trustee, after its demand, by way of written notice signed by a senior officer of the Company, and within 7 business days, about the making of any payment to the debenture holders and about the balance of the amounts (including the balance of the par value of Debentures in circulation) which the Company owes at that time to the debenture holders after the making of the aforesaid payment.

16.7	To deliver to the Trustee not later than the end of 30 days from the date of this Deed of Trust an amortization table for payment of the Debentures (principal and interest) in an Excel file.

16.8
If the Debentures were rated at the time of their initial issue, to take steps to whatever extent that this is under its control, for the continuation of a rating of the Debentures by at least one of the rating companies approved by the Supervisor of the Capital Market, throughout the entire period of the Debentures.

16.9
To invite the Trustee to its general meetings (whether ordinary general meetings or extraordinary general meetings of the shareholders of the Company), without conferring any right on the Trustee to vote at such meetings.

16.10
To deliver to the Trustee, at its request, documents and/or particulars and/or information, as may be reasonably requested by the Trustee, in its reasonable discretion, for purposes of implementing and exercising the powers and authorities of the Trustee and/or its authorized representatives in accordance with the Deed of Trust, with this being subject to the provisions of Clause 16.5 above.

16.11
Each December 31 of each year, and as long as this Deed remains in force, the Company shall furnish the Trustee with a confirmation to the effect that, to the best of the Company’s knowledge, there has not been a material breach by the Company of this Deed, including a material breach of the terms and conditions of the Debentures, in the period from the date of the Deed and/or from the date of the previous confirmation that was delivered to the Trustee, whichever is the later, and up to the date the confirmation is given, unless otherwise expressly stated in the confirmation.

16.12	To deliver the statements and reports described in Clause 29 below to the Trustee.

16.13
To perform all the requisite and/or reasonably necessary acts and all acts according to any law for purposes of giving validity to the exercise of the powers and authorities of the Trustee and/or its authorized representatives in accordance with the provisions of the Deed of Trust.

17.	Additional obligations

After the Debentures have been made immediately due and payable in accordance with the provisions of Clause 8 above, in the event of such action being taken, the Company shall from time to time and at any time it is called upon to do so by the Trustee, perform all the reasonable acts in order to enable the exercise of all the powers and authorities vested in the Trustee, and in particular the Company shall perform the following acts if they are reasonable:

17.1
It will make the declarations and/or will sign all the documents and/or will perform and/or cause the performance of all the actions that are requisite or required in accordance with the law for purposes of giving validity to the exercise of the powers and authorities of the Trustee and/or its authorized representatives in accordance with this Deed of Trust.

17.2	It shall give all the notices, the deposits and the instructions which the Trustee may deem to be beneficial and which the Trustee may demand for purposes of implementing the provisions of this Deed.

18.	Reporting by the Trustee

18.1
If the Trustee becomes aware of a material breach of the Deed of Trust by the Company, it shall notify the debenture holders within a reasonable time and without procrastination, and subject to the provisions of the law, in regard to the breach and the steps that were taken to prevent it or to achieve the fulfillment of the Company’s obligations, as the case may be.

18.2	Each calendar year the Trustee shall draw up an annual shelf offering report in regard to the affairs of the trust (hereinafter: “the Annual Report”).

The Annual Report shall contain particulars on the following subjects:

18.2.1	Current particulars about the course of the affairs of the trust in the preceding year.

18.2.2	A report regarding exceptional events in connection with the trust that occurred during the preceding year.

18.2.3	The Holders are entitled to read the Annual Report at the Trustee’s offices during normal working hours and will be entitled to receive a copy of the Report upon request.

18.3
The Trustee shall send the debenture holders a notice regarding any exceptional event that occurred in the Company that is likely to have a material impact on the rights of the debenture holders, and shall do so immediately after it has actually become aware of the fact.  This duty will not apply if the event involved was an event published by the Company according to the law.

19.	Trustee’s remuneration

The Company shall pay the Trustee remuneration for its services, in accordance with the Deed of Trust, in the manner described below:

19.1	Within one business day after publication of the Shelf Prospectus to the public, a sum of NIS 5,000.

19.2	One business day after publication to the public of an offering report in respect of a series (in relation to each series separately) a sum of NIS 5,000.

19.3
In respect of each year from the date of publication of the shelf offering report in respect of each series separately (including the first year) and so long as Debentures of that series are still in circulation, to pay one of the following amounts:

19.3.1	In a case in which Hermetic is serving for the time being as trustee for 2 series or more – an amount of NIS 10,000; or

19.3.2	In a case in which Hermetic is serving for the time being as a trustee for one series or less – an amount of NIS 15,000.

The amounts according to this Clause 19.3 will be referred to as “the annual remuneration.

The annual remuneration shall be paid to the Trustee at the beginning of each year of trust in respect of each series separately.  The annual remuneration shall be paid to the Trustee in respect of the period up to the end of the trust period in accordance with the terms and conditions of the Deed of Trust even if a receiver and/or receiver and manager has been appointed for the Company and/or if the trust pursuant to the Deed of Trust is managed under the court’s supervision.

If the Trustee’s term of office has come to an end, as stated in Clause 26 above [sic], the Trustee will not be entitled to payment of its remuneration commencing from the date of expiration of its term of office.  If the Trustee’s term of office came to an end during the trust year, the remuneration that was paid in respect of the months in which the Trustee did not serve as a trustee for the Company, shall be refunded.  The contents of this clause shall not apply with respect to the first year of trust.

The Trustee is entitled to reimbursement of the reasonable expenses it incurred in the scope of fulfilling its duties and/or by virtue of powers conferred on it pursuant to the Deed of Trust, including in respect of advertisements in newspapers, provided that in respect of the expenses for an expert opinion, as elucidated in Clause 19.2 above, the Trustee shall give notice in advance of its intention to obtain an expert opinion.

The Trustee is entitled to an additional payment, in respect of an act arising from a breach of the Deed of Trust by the Company and/or in respect of the action for making the Debentures immediately due and payable and/or in respect of special actions it was called upon to perform, if any, for purposes of fulfilling its functions pursuant to the Deed of Trust, all in addition to and without prejudice to the payments that are due to it as stated in this appendix.

The Trustee will be entitled to an additional payment as aforesaid in a sum of NIS 600 in respect of each hour of labor that may be required as described above, linked to the known index at the time of publication of the Prospectus, but under no circumstances less than the amounts specified above.

In respect of each annual shareholders’ meeting or meeting of debenture holders (with this being in addition to the payment pursuant to Clause 4 above) and which the Trustee participates, the Trustee shall be paid additional remuneration of NIS 500 per meeting, linked to the known index at the time of publication of the Prospectus, but under no circumstances less than the amount specified above.

If there should be changes in the provisions of the law pursuant to which the Trustee is required to perform acts and/or examinations and/or the preparation of additional statements and reports, the Company undertakes to bear all the reasonable expenses that may be incurred by the Trustee in connection therewith, including a reasonable fee in respect of such actions.

V.A.T., if same applies, shall be added to the payments that are due to the Trustee in accordance with the provisions of this appendix and shall be paid by the Company.

The amounts mentioned in this Agreement are linked to the known index at the time of publication of the Shelf Prospectus, but under no circumstances shall an amount which is lower than the amount specified in the Agreement be paid.

20.	Special powers and authorities

20.1
The Trustee may in the scope of carrying out the affairs of the Trust in accordance with this Deed, requisition an opinion or written advice from any attorney, accountant, chartered real estate appraiser, valuer, surveyor, real estate agent or other expert, whether such opinion or advice was prepared at the request of the Trustee and/or by the Company, and may act in accordance with the conclusions thereof, and the Trustee shall not be liable for any loss or damage that may be caused as a result of any act or omission committed by it in reliance on such advice or opinion, unless it is held in an unappealable judgment that the Trustee acted with gross negligence and/or not in good faith.  The Trustee shall make available for the perusal of the debenture holders and the Company, upon their request, a copy of such opinion or advice.  The Company shall bear the full fees and the reasonable expenses involved in engaging the consultant who will be appointed as aforesaid.  The Trustee and the Company shall reach agreement regarding a list of not more than three offices of consultants possessing goodwill and reputation and the relevant expertise, to which the Trustee may refer to obtain price quotations with regard to such fees.  The Company shall choose one price quotation amongst those that will be submitted, and it will be entitled to conduct negotiations with the offices in regard to their price quotation or proposal.

20.2
Any such advice or opinion may be given, sent or received by way of a letter, telegram, facsimile or any other electronic means for the transfer of information, and the Trustee will not be responsible in respect of any acts it performed in reliance on advice or an opinion or information transferred in one of the ways described above, even though there were mistakes in them or they were not authentic, unless it was possible by way of a reasonable examination to discover the mistakes or the lack of authenticity, provided that the Trustee did not act with gross negligence and/or a lack of good faith.  It is clarified that the documents will be capable of being transferred, on the one hand, and the Trustee will be entitled to rely thereon, on the other hand, only where they are received clearly, and where no difficulty arises in reading them.  In any other case, the Trustee will be entitled to demand receipt thereof in a manner which makes it possible, as aforesaid, to read and understand same properly.

20.3
The Trustee will be not obliged to notify any party about the signing of this Deed and will not be entitled to interfere in any manner in the management of the Company’s business or its affairs.  Nothing contained in this clause shall limit the Trustee in the actions it is obliged to perform in accordance with this Deed of Trust.

20.4
The Trustee shall utilize the Trust, and the powers and authorities granted to it under this Deed in its absolute discretion and will not be liable for any damage caused as a result of an error in such discretion, unless it is held in an unappealable judgment that the Trustee acted with gross negligence and/or not in good faith and/or maliciously.

21.	Trustee’s power to engage agents

The Trustee will be entitled to appoint an agent/s who will act in its stead, whether an attorney or otherwise, in order to perform or to participate in the performance of special acts that require to be performed in connection with the Trust, and may pay a reasonable remuneration to every such agent, and without derogating from the generality of the foregoing, the institution of legal proceedings.  The Company will be entitled to object to such appointment on any reasonable grounds, including in a case in which the agent is a competitor, directly or indirectly, with the business of the Company, provided that the Company shall not unreasonably withhold such consent which shall be delivered to the Trustee in writing.  It is clarified that the appointment of an agent as aforesaid shall not derogate from the Trustee’s responsibility in respect of its own actions and the actions of its agents.  The Trustee will further be entitled, at the Company’s expense, to defray and liquidate the reasonable fee of any such agent, and the Company shall refund any such expense to the Trustee upon its demand, provided that prior to the appointment of such agent, the Trustee notified the Company in writing about the appointment, accompanied by particulars of the agent’s fees and the objective of his appointment, and in the circumstances the cost of the agents’ fees does not go beyond the bounds of reasonability.  For the removal of doubt, the Company will not refund to the Trustee the fees of an agent who fulfilled the regular operations which the Trustee is obliged to perform pursuant to this Deed of Trust, the performance of which is included in the remuneration which the Trustee receives from the Company in accordance with the provisions of Clause 19 above.  For the removal of doubt in the case that the Debentures have been made immediately due and payable, the actions which the Trustee is obliged to perform in connection therewith will not be deemed to be regular operations which the Trustee is obliged to perform by virtue of this Deed of Trust for purposes of this clause.

The Company shall bear the reasonable fees of the agent.  The Trustee and the Company will reach agreement on a list of not more than three experts possessing goodwill and reputation and the relevant expertise, to whom the Trustee will refer to obtain price quotations regarding the fee for their appointment as agents as aforesaid.  The Company will select one of the price quotations which are submitted, and will be entitled to conduct negotiations with the experts in regard to their offer.

22.	Indemnity to the Trustee

22.1
The Trustee will be entitled to receive indemnity from the debenture holders and/or from the Company in respect of reasonable expenses it incurred and/or may in the future incur in connection with acts it has performed or is obliged to perform by virtue of its obligation under the terms and conditions of this clause, and/or according to law and/or a directive of a competent authority and/or any statute and/or on a demand by the debenture holders and/or at the request of the Company.  If the Company does not provide such indemnity within 60 days from the date of the Trustee’s demand, the debenture holders will indemnify the Trustee in respect of reasonable expenses it has incurred and/or may incur as aforesaid, in connection with actions it has performed or is obliged to perform in accordance with the demands by the debenture holders.  Notwithstanding the foregoing, it is hereby clarified and agreed that:

22.1.1	The Trustee will not be entitled to demand such indemnity in advance, on an urgent matter that cannot be postponed.

22.1.2
The Trustee will be entitled to indemnity in respect of liability in tort, in a case in which it is held liable for such liability under a final judgment or under a compromise that has been concluded with a third party.

22.2	The right of indemnity referred to in Clause 22.1 above is subject to the following conditions:

22.2.1	The expenses in respect of liability for damage are reasonable.

22.2.2
The Trustee acted in good faith and in the course of exercising reasonable discretion, and such action was performed in the scope of fulfilling its function, in accordance with the provisions of the law and according to this Deed of Trust, and the Trustee was not guilty of gross negligence.

22.2.3	Such right of indemnity will not apply in respect of reasonable expenses that were paid to the Trustee in accordance with Clause 19 above.

22.3
Subject to the provisions of Clauses 22.1 and 22.2 above, and without prejudice to the rights to compensation and indemnity that are granted to the Trustee according to the law and/or the commitments of the Company and the debenture holders under this Deed, the Trustee, its authorized attorney, manager, agent or other person appointed by the Trustee in conformity with this Deed, are entitled to receive indemnity out of moneys that will be received by the Trustee as a consequence of proceedings it has instituted and/or in another manner in accordance with this Deed, in connection with reasonable obligations which they have assumed, and in regard to reasonable expenses they incurred in the course of performing the trust or in connection with such actions, which in their opinion were reasonably required for performing the matters aforesaid and/or in connection with the exercise of the rights and authorities conferred pursuant to this Deed, and in connection with all types of legal proceedings, opinions of attorneys and other experts, negotiations, discussions, expenses, claims and demands relating to any matter and/or thing that were made and/or that were not made in any way in relation to the matters aforesaid, and the Trustee may withhold the moneys that are in its possession and make payments out of such moneys of the amounts required for payment of the aforesaid indemnity.  All the aforesaid amounts shall rank prior to the rights of the debenture holders and shall be subject to the provisions of any law, provided that the Trustee did not act without good faith and that it acted in accordance with the obligations imposed on it according to law and according to this Deed.

22.4
Whenever the Trustee is obliged pursuant to the terms and conditions of the Deed of Trust and/or according to law and/or a directive of a competent authority and/or any statute and/or in accordance with a demand by the debenture holders and/or at the request of the Company, to perform any act, including, but without limitation, the commencement of proceedings or the filing of claims in accordance with a demand by the debenture holders, as stated in the Deed of Trust, the Trustee shall be entitled to refrain from taking any such action, until it has received, to its satisfaction, a deed of indemnity from the debenture holders or any of them, and if the action is carried out by virtue of a request from the Company – then from the Company in respect of any liability for damage and/or expenses that might be caused to the Trustee and the Company or to either of them, as a consequence of carrying out the aforesaid action.

22.5
Notwithstanding the contents of this Clause 22 above, whenever the Trustee sees fit, for purposes of safeguarding and/or realizing the rights of the debenture holders, and/or will be obliged, in accordance with the terms and conditions of this Deed and/or according to law and/or a directive of a competent authority and/or any statute and/or at the Company’s request and/or a request by the debenture holders, to institute legal proceedings, the Company shall deposit with the Trustee an amount that will be fixed by the Trustee as the anticipated amount of the Trustee’s expenses in connection with the proceedings.  In a situation in which the Company has not deposited the aforesaid amount within the time it was requested to do so by the Trustee and the Trustee has doubts about the Company’s ability to cover the expenses connected with the taking of proceedings by the Trustee, the Trustee shall immediately call a meeting of the debenture holders in order to confirm their liability to cover the expenses connected with and entailed in the proceedings the Trustee will prosecute.  It is clarified that the Trustee will not be entitled to delay the taking of legal proceedings until the convening of a meeting, in every case in which such delay is likely to have an adverse effect on the rights of the debenture holders.  In a situation in which the debenture holders refuse to bear the expenses attendant on the institution of proceedings by the Trustee, there shall be no obligation on the Trustee to institute such proceedings.  It is hereby clarified that nothing contained in the consent of the debenture holders as aforesaid shall have the effect of releasing the Company from its obligations and liabilities, to the extent that same apply pursuant to this Deed, to bear and cover all the expenses attendant on the instituting of such proceedings.  Likewise, all moneys that may be received from execution and realization proceedings shall also serve for reimbursement and cover of expenses which the debenture holders have undertaken to bear as aforesaid.

Notwithstanding all the foregoing, it is clarified that under no circumstances will the Trustee be entitled to double indemnity.

23.	Notices

23.1
Any notice from the Company and/or the Trustee to the debenture holders shall be given by way of the publication of an immediate report.  And in the cases mentioned below the notice shall also be published in two widely-circulating Hebrew dailies published in Israel: (a) an arrangement or compromise under Section 350 of the Companies Law, 5759-1999; (b) a merger.  Any notice that is published or sent as aforesaid shall be deemed to have been delivered to the debenture holders on the date of publication of the immediate report (or publication in newspapers, as the case may be).

23.2
The Trustee shall be entitled to instruct the Company and the Company shall be obliged to make a report forthwith by way of an immediate report on behalf of the Trustee of any report to the debenture holders in the text that will be sent to the Company by the Trustee in writing.

23.3
If the Company ceases to report in Israel in accordance with the provisions of Chapter E3 of the Law and is not regarded as “a reporting corporation” within the meaning thereof under the law, any notice from the Company and/or the Trustee to the debenture holders shall be given by way of sending it by registered mail according to the last address of the registered holders of the Debentures as appearing in the register, or by any other means, as shall be agreed between the Company and the Trustee.  Any notice that is sent as aforesaid shall be deemed to have been delivered to the debenture holders after three (3) business days from the date of its posting by registered mail.

23.4
Copies of notices and invitations to meetings that are given by the Company to the debenture holders shall also be sent by the Company to the Trustee.  It is clarified that such notices and invitations to meetings do not include the Company’s current reports to the public.  Copies of notices and invitations to meetings that are given by the Trustee to the debenture holders shall also sent by it to the Company.

23.5
Any notice or demand by the Trustee to the Company or by the Company to the Trustee may be given by way of letter to be sent by registered mail according to the address set forth in the Deed of Trust, or at such other address of which one party has notified the other in writing, and any such notice or demand shall be deemed to have been received by the party to whom the notice was sent after three business days from the date of its posting.

24.	Waiver, compromise and/or alterations to the terms and conditions of the Debentures and the Deed of Trust

24.1
Subject to the provisions of the law, the Trustee may from time to time and at any time, if it has been satisfied that this does not, in its opinion, constitute material prejudice to the rights of the debenture holders, waive any breach or non-fulfillment by the Company of any of the terms and conditions of the Debentures or of this Deed, except in regard to dates and payments in accordance with the terms and conditions of the Debentures (but including a technical change in dates or in the dates specified for the payment thereof), to the conditions of repayment of the Debentures and grounds for making the Debentures immediately due and payable, to a reduction in the rate of interest specified in the debenture, to a waiver regarding effecting of payments and reports which the Company is obliged to give to the Trustee.

24.2
Subject to the provisions of the law and with the prior approval of a special resolution passed at a general meeting of the debenture holders, at which two or more holders who hold at least fifty percent (50%) of the par value of the unpaid balance of the principal of the Debentures were personally present or represented by proxy, or at an adjourned meeting, at which two or more holders of at least ten percent (10%) of the aforesaid balance were personally present or represented by proxy, the Trustee may, either before or after the principal of the Debentures is due for repayment, compromise with the Company in connection with any right or claim of the debenture holders or any of them, and may agree with the Company on any arrangement of their rights, including the waiver of any right or claim the Trustee and/or the debenture holders or any of them may have as against the Company.

24.3
Subject to the provisions of the law, the Company and the Trustee may, either before or after the principal of the Debentures is due for repayment, alter the Deed of Trust and/or the terms and conditions of the Debentures, if one of the following conditions is fulfilled:

24.3.1
The Trustee has been persuaded that the alteration does not constitute genuine prejudice to the rights of the debenture holders, apart from a change relating to times and payments in accordance with the terms and conditions of the Debentures (but including a technical change in dates or in the dates specified for the payment thereof), or pertaining to the conditions for repayment of the Debentures and grounds for making the Debentures immediately due and payable, to a reduction in the rate of interest specified in the debenture, to a waiver regarding the making of payments and reports the Company is obliged to give to the Trustee, provided that it gave written notice to that effect to the debenture holders, and the Trustee will be entitled in respect thereof to a reimbursement of expenses from the Company as stated in Clause 19 above.

24.3.2
The proposed alteration has been approved by a special resolution passed at a general meeting of the debenture holders, at which two or more holders who hold at least fifty percent (50%) of the par value of the unpaid balance of the principal of the Debentures were personally present or represented by proxy, or at an adjourned meeting, at which two or more holders who hold at least ten percent (10%) of the aforesaid balance were personally present or represented by proxy.

24.4	The Company shall give the debenture holders written notice of any such alteration pursuant to Clause 24.1, Clause 24.2 above, without delay and as soon as possible after same was made.

24.5
In every case of the exercise of the Trustee’s right pursuant to this clause, the Trustee shall be entitled to demand from the debenture holders that they deliver the debenture certificates to it or to the Company, for purposes of recording a note thereon in regard to any compromise, waiver, alteration or amendment as aforesaid, and upon the Trustee’s request, the Company shall record such note on the certificates that will be delivered to it.  In every case of the exercise of the Trustee’s right pursuant to this clause, it shall give written notice to that effect to the debenture holders without delay and as soon as possible.

25.	Register of debenture holders

25.1
The Company shall keep and maintain at its registered office a register of the debenture holders, in which the names and addresses of the debenture holders shall be recorded together with the serial number and par value of the Debentures registered in their names.  Any transfer of ownership of the Debentures shall also be recorded in the register.  The Trustee and any debenture holders will be entitled to inspect the aforesaid register at any reasonable time.  The Company may from time to time close the register for a period or periods which shall not collectively exceed thirty days in any year.

25.2
The Company will not be obliged to record in the register of debenture holders any notice regarding an express, implied or assumed trust, or pledge or encumbrance of any sort or any right in equity, claim or set-off or any other right in connection with the Debentures.  The Company will only recognize the title of the person in whose name the Debentures are registered.  The legal heirs of a debenture holder, his administrators or executors and any person who may be entitled to Debentures as a consequence of the bankruptcy of any registered holder (and if it is a body corporate – as a consequence of its liquidation or dissolution), will be entitled to be registered as holders thereof after having provided such proof as in the opinion of the Company is sufficient to prove their right to be registered as the holders thereof.

26.	Certificates and splitting of certificates

26.1
One certificate shall be issued in respect of the Debentures registered in the name of a single holder, or at his request, several certificates shall be issued to him (the certificates mentioned in this clause will henceforth be referred to as – “the Certificates”), each in a minimum quantity of NIS 1,000 (one thousand) par value (hereinafter: “the Minimum Quantity”).

26.2
Every Certificate shall be capable of being split into Certificates in which the total par value of the Debentures included therein shall be equal to the total par value of the Debentures that were included in the Certificate the split of which is requested, provided that the par value in respect of any Certificate shall not be less than the Minimum Quantity.  The split shall be effected in accordance with an application for a split signed by the registered holder of the Debentures that are the subject of the Certificate the split of which is requested, against delivery to the Company at its registered office of the Certificate the split of which is requested.  The split will be effected within 30 days from the end of the month in which the Certificate, together with an application for the split thereof, was delivered to the Company’s registered office.  The new Debenture Certificates that will be issued following the split will be in par value amounts in whole new shekels.  All the expenses connected with the split, including any levies, if any, shall be borne by the applicant for the split.

27.	Expiry of Trustee’s term of office

27.1	The provisions of the law shall apply to the Trustee’s term of office and the expiration thereof and to the appointment of a new trustee.

27.2
The Trustee will be entitled to resign from its position at any time it wishes, after having given prior written notice to the Company of 3 months, in which reasons for the resignation are set forth.  The Trustee’s resignation will be of no force and effect unless it has received the confirmation of the court, and then from the date specified for this in the court’s confirmation as aforesaid.

27.3
In the event that the Debentures are listed for trading on the Stock Exchange – the Securities Authority is entitled to apply to the court with an application to terminate the Trustee’s term of office, in accordance with Section 35N of the Securities Law or any other provision that may replace it.

27.4
The Trustee shall cease to hold office if it becomes apparent that it is barred from continuing to serve in its function, due to a change in the provisions of the law or statute that applies with regard to fitness to serve as a trustee, including in a case that such impediment is created in connection with the listing of the Debentures for trading on the Stock Exchange.  For these purposes “impediment” shall also be deemed to be a demand by the Securities Authority for termination of the Trustee’s term of office.  In such case a new trustee, who shall be proposed by the Company, shall be appointed, subject to the approval of a meeting of debenture holders as mentioned in Clause 27.7 below.

27.5	The Company shall notify the debenture holders about any event as mentioned above in connection with the Trustee’s term of office.

27.6
The holders of ten percent (10%) of the par value of the unpaid balance of the principal of the Debentures may convene a general meeting of the debenture holders, and such meeting may resolve, on a vote by two or more holders of at least fifty percent (50%) of the aforesaid balance, given personally or by way of proxy, on the removal of the Trustee from its office.  In such case the provisions of Clause 27.7 below shall apply.

27.7
Where the Trustee’s term of office has expired, the court may appoint another trustee, which shall be a company registered in Israel whose main field of business is the performing of trusts and which meets the conditions of fitness required under the law, for such period and on such conditions as the court shall see fit.  The Trustee whose term of office has expired shall continue to serve in its function until the appointment of another trustee.

27.8
It is clarified that any appointment of a replacement trustee in accordance with the provisions of this Clause 27, shall require the approval of the debenture holders by a resolution on a vote, given personally or by way of proxy, by two or more holders of at least fifty percent (50%) of the par value of the unpaid balance of the principal of the Debentures.

27.9
Every new trustee will have the same powers and other authorities as the Trustee whose term of office has expired, and it may in all respects act as if it was appointed as trustee from the outset.  It is clarified that the Trustee’s obligation to perform actions in accordance with the Deed of Trust and according to the Debenture will not end until the transfer to the new trustee has been completed of the trust moneys, the assets and the rights of the trust, to whatever extent there may be such.  The Trustee undertakes to act in cooperation with the Company and the replacement trustee for purposes of such transfer.  It is clarified that termination of the Trustee’s term of office shall not derogate from the rights, claims or allegations which the Company and/or the debenture holders may have against the Trustee, if any, the cause of action for which arose prior to the date of termination of the Trustee’s term of office, and this shall not have the effect of releasing the Trustee from any liability according to any law.

27.10	In every case of a resignation of the Trustee and/or appointment of another trustee, the Company shall publish an immediate report.

28.	Reporting to the Trustee

28.1	Until such time as all the Debentures have been repaid, the Company shall draw up and deliver to the Trustee:

28.1.1
The Company’s audited financial statements for the financial year ended on December 31 of the preceding year, immediately after publication thereof by the Company.  Publication by the Company of these statements on Magna will be deemed to be delivery of the statements to the Trustee.  If for any reason the Company ceases to render reports in Israel, the Company shall send the aforesaid statements to the Trustee by mail, e-mail or by fax.

28.1.2
Any publication of the Company’s financial results, immediately after the publication thereof by the Company.  Such publications by the Company on Magna will be deemed to be delivery of the reports to the Trustee.  If for any reason the Company ceases to render reports in Israel, the Company shall send the aforesaid reports to the Trustee via mail, e-mail or fax.

28.2	A copy of any document the Company sends to the debenture holders.

28.3	A report regarding any change in the rating of the Debentures or regarding a stoppage of the rating.

29.	Applicability of the Securities Law

With regard to any matter that has not been mentioned in this Deed and in every instance of a conflict between the provisions of the law and the regulations thereunder (which cannot be altered) and this Deed, the parties shall act in accordance with the provisions of the law and the regulations thereunder.

30.	Meetings of debenture holders

The general meetings of debenture holders shall be convened and conducted in accordance with the conditions set forth in the Second Schedule to this Deed.

31.	Addresses

The addresses of the parties shall be those appearing at the head of this Deed, or any other address about which appropriate written notice has been given by one party to the other.

32.	Governing law and jurisdiction

The law which governs this Deed of Trust, including all the appendices hereto, is the Israeli law.  Sole and exclusive jurisdiction on any matter connected with this Deed shall be vested in the competent courts in Tel Aviv-Jaffa.

33.	Authorization to report on Magna

By its signing this Deed the Trustee empowers the Company’s electronic signature signatories for the time being to report in its name on Edgar and on Magna about its having entered into this Deed and its signing hereof, to the extent that this is required according to law.

In witness whereof the parties have hereunto signed:

/s/ David Weissman, Yitzhak Bader	/s/
Blue Square – Israel Ltd.	Hermetic Trust (1975) Ltd.

I the undersigned, Eli Levinson-Sela, Adv., certify that this Deed of Trust was duly signed by Blue Square Israel Ltd. in accordance with its Articles, by – David Weissman and Yitzhak Bader, whose signatures bind the Company in connection with this Deed.

/s/ Eli Levinson-Sela
Eli Levinson-Sela, Adv.

BLUE SQUARE – ISRAEL LTD.

FIRST SCHEDULE

DEBENTURE CERTIFICATE (SERIES C TO G)

A Debenture is hereby issued which is repayable in _______ payments in the years _______ to _______ (inclusive), [bearing / not bearing] [annual interest / linkage differences] as stated below.

Registered Debentures (Series C to G)

Certificate number:

Total par value of the Debentures contained in this certificate – NIS____.
Registered owner of the Debentures contained in this certificate _______________.

1.
This certificate witnesses that Blue Square – Israel Ltd. (hereinafter: “the Company”) will pay ___% of the par value of the Debentures contained in this certificate on the ___ day of _____________ in each of the years ____ to ____ (inclusive), to whomever is the registered holder (as defined in the conditions appearing on the reverse side hereof) of the Debenture on the date specified for such payment, all subject to what is set forth in the conditions appearing on the reverse side hereof and subject to the Deed of Trust dated February 18, 2010 between the Company, of the one part, and Hermetic Trust (1975) Ltd. and/or whoever serves from time to time as trustee for the debenture holders under the Deed of Trust (“the Trustee” and “the Deed of Trust”, respectively).

2.	This Debenture bears interest at the annual rate of interest specified above which will be paid at the times as mentioned in the conditions appearing on the reverse side hereof.

3.	This Debenture will be [linked / unlinked] (principal and interest), as more fully particularized in the conditions appearing on the reverse side hereof.

4.
This Debenture is issued as part of Series _ of the Debentures the terms and conditions of which are identical to the terms and conditions of this Debenture (“the Relevant Series”), subject to the conditions set forth appearing on the reverse side hereof and in accordance with the Deed of Trust (hereinafter: “Deed of Trust”) dated February 18, 2010, which was signed between the Company and Hermetic Trust (1975) Ltd. (hereinafter: “the Trustee”), and are not secured by any charge.

5.
It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Debenture and shall be binding on the Company and on the holders of the Debentures included in the abovementioned series.  In every case of a conflict between the contents of this certificate and the contents of the Deed of Trust, the provisions of the Deed of Trust shall prevail.

6.
Payment of the principal and the last payment of interest shall be made against surrender of the Debenture to the Company at its registered office, as mentioned in the conditions appearing on the reverse side hereof, or at such other place of which the Company shall give notice, not later than five business days before the date of payment.

7.	All the Debentures of this series shall rank pari passu with one another, without any series having a preferential right over another.

8.
The Company is entitled at any time and from time to time (whether by private placement or by an offering to the public) and in its sole discretion, without the necessity for the consent of the debenture holders or of the Trustee or the giving of notice to that effect to any of them, including a related corporation of the Company, to issue debentures of a different class or other series of debentures or other securities of any sort, with or without ancillary rights to purchase shares of the Company, on such conditions as to interest, linkage, collateral security, repayment, and other conditions as the Company shall see fit, whether more favorable than the terms and conditions of the Debentures, or equal or inferior thereto.  In addition, the Company reserves the right to enlarge the series from time to time in its sole discretion, in accordance with the provisions of any law and subject to the provisions of Paragraph 2.3 of the conditions appearing on the reverse side hereof, provided that the enlargement of the series shall be made subject to obtaining prior approval of the rating company to the effect that such enlargement of the series will not adversely affect the rating of the Debentures as prevailing for the time being.

9.	Any transfer of the Debentures is subject to the restrictions on transfer as set forth in Paragraph 8 of the conditions appearing on the reverse side of the debenture certificate.

Signed by the Company on ______________

Blue Square – Israel Ltd.
By –

Authorized signatory: __________________________	Authorized signatory: __________________________

I the undersigned ______________, Adv., certify that this debenture certificate was duly signed by Blue Square – Israel Ltd. in accordance with its Articles, by ______________and _____________ and that their signatures bind the Company for purposes of this Debenture.

_______________________
______________, Adv.

BLUE SQUARE – ISRAEL LTD.

FIRST SCHEDULE

DEBENTURE CERTIFICATE (SERIES H TO J)

A Debenture is hereby issued which is repayable in _______ payments in the years _______ to _______ (inclusive), [bearing / not bearing] [annual interest / linkage differences] as stated below.

Registered Debentures (Series H to J)

Certificate number:

Total par value of the Debentures contained in this certificate – NIS____.
Registered owner of the Debentures contained in this certificate _______________.

1.
This certificate witnesses that Blue Square – Israel Ltd. (hereinafter: “the Company”) will pay ___% of the par value of the Debentures contained in this certificate on the ___ day of _____________ in each of the years ____ to ____ (inclusive), to whomever is the registered holder (as defined in the conditions appearing on the reverse side hereof) of the Debenture on the date specified for such payment, all subject to what is set forth in the conditions appearing on the reverse side hereof and subject to the Deed of Trust dated February 18, 2010 between the Company, of the one part, and Hermetic Trust (1975) Ltd. and/or whoever serves from time to time as trustee for the debenture holders under the Deed of Trust (“the Trustee” and “the Deed of Trust”, respectively).

The Debentures are convertible into shares of the Company, in accordance with the conditions appearing on the reverse side hereof.

2.	This Debenture bears interest at the annual rate of interest specified above which will be paid at the times as mentioned in the conditions appearing on the reverse side hereof.

3.	This Debenture will be [linked / unlinked] (principal and interest), as more fully particularized in the conditions appearing on the reverse side hereof.

4.
This Debenture is issued as part of Series _ of the Debentures the terms and conditions of which are identical to the terms and conditions of this Debenture (“the Relevant Series”), subject to the conditions set forth appearing on the reverse side hereof and in accordance with the Deed of Trust (hereinafter: “Deed of Trust”) dated February 18, 2010, which was signed between the Company and Hermetic Trust (1975) Ltd. (hereinafter: “the Trustee”), and are not secured by any charge.

5.
It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Debenture and shall be binding on the Company and on the holders of the Debentures included in the abovementioned series.  In every case of a conflict between the contents of this certificate and the contents of the Deed of Trust, the provisions of the Deed of Trust shall prevail.

6.
Payment of the principal and the last payment of interest shall be made against surrender of the Debenture to the Company at its registered office, as mentioned in the conditions appearing on the reverse side hereof, or at such other place of which the Company shall give notice, not later than five business days before the date of payment.

7.	All the Debentures of this series shall rank pari passu with one another, without any series having a preferential right over another.

8.
The Company is entitled at any time and from time to time (whether by private placement or by an offering to the public) and in its sole discretion, without the necessity for the consent of the debenture holders or of the Trustee or the giving of notice to that effect to any of them, including a related corporation of the Company, to issue debentures of a different class or other series of debentures or other securities of any sort, with or without ancillary rights to purchase shares of the Company, on such conditions as to interest, linkage, collateral security, repayment, and other conditions as the Company shall see fit, whether more favorable than the terms and conditions of the Debentures, or equal or inferior thereto.  In addition, the Company reserves the right to enlarge the series from time to time in its sole discretion, in accordance with the provisions of any law and subject to the provisions of Paragraph 2.3 of the conditions appearing on the reverse side hereof, provided that the enlargement of the series shall be made subject to obtaining prior approval of the rating company to the effect that such enlargement of the series will not adversely affect the rating of the Debentures as prevailing for the time being.

9.	Any transfer of the Debentures is subject to the restrictions on transfer as set forth in Paragraph 8 of the conditions appearing on the reverse side of the debenture certificate.

Signed by the Company on ______________

_______________________
Blue Square – Israel Ltd.

By –

Authorized signatory: ______________________________	Authorized signatory: _______________________

I the undersigned ______________, Adv., certify that this debenture certificate was duly signed by Blue Square – Israel Ltd. in accordance with its Articles, by ______________and _____________ and that their signatures bind the Company for purposes of this Debenture.

_______________________
______________, Adv.

CONDITIONS APPEARING ON REVERSE SIDE

1.	General

In this Debenture the following terms and expressions will have the following meanings, unless a different intention is to be inferred from the context:

“The Company” -	Blue Square – Israel Ltd.;

“This Deed” or “the Deed of Trust”	This Deed of Trust including the schedules and appendices attached hereto and forming an integral part hereof;

“The Trustee” -	The Trustee mentioned at the head of this Deed and/or whoever holds office from time to time as trustee for the debenture holders pursuant to this Deed;

“The Shelf Prospectus”	The Company’s Shelf Prospectus which is due to be published in February 2010;

“Offering Report” or “the Shelf Offering Report”
The offer of the Debentures of any of the series in accordance with the Shelf Prospectus, which is made by way of an offering report in accordance with the provisions of Section 23A of the Law, in which all the special details attaching to that offer will be completed, including the composition of the units offered, in accordance with the provisions of any law and in accordance with the regulations and directives of the Stock Exchange, as in force for the time being;

“The Law”	The Securities Law, 5728-1968 and the regulations made pursuant thereto as in force from time to time;

“Register”	Register of debenture holders as stated in Clause 24 of this Deed;

“Stock Exchange”	The Tel Aviv Stock Exchange Ltd.;

“Consumer Price Index” or “the Index” -
The price index known as “the Consumer Price Index” including fruit and vegetables and which is published by the Central Bureau of Statistics and Economic Research, and including such index even if it is published by another official body or institution, and also including any other official index that may come in its stead, whether or not same is structured on the same data on which the existing index is structured.  If another index should replace it which is published by such body or institution, and such body or institution has not fixed the ratio between that index and the replaced index, the aforesaid ratio will be determined by the Central Bureau of Statistics, and if such ratio is not fixed as aforesaid, then it will be determined by the Trustee for the relevant series, after consultation with economic experts who will be selected by it;

“The known index” at any date -	The last known index before such date;

“The basic index” in respect of each relevant series -	The index which is known on a particular day, which shall be specified in the first offering of such relevant series;

“The payment index” -
The index which is known on the date fixed for any payment on account of principal and/or interest.  The Company shall specify in the first offering report whether protection will apply to the principal and/or the interest of the Debentures, as described below:

If in the first offering report of the relevant series it is specified that the principal and/or the interest is linked to the index and that protection will apply to the principal and/or the interest of the Debentures, namely: in the event that the known index on the date fixed for the relevant payment is lower than the basic index, then the payment index will be the basic index.  If it is stated in the first offering report of the relevant series that the principal and/or the interest are linked to the index and that no protection as aforesaid will apply to the principal and/or the interest of the Debentures, i.e. – the payment index will be the known index on the date specified for the relevant payment even if that index is lower than the basic index.  If the Company has not stated in the first offering report whether or not protection will apply as aforesaid, then no protection will apply;

“Business day” or “banking business day” -	Any day on which most of the banks in Israel are open for the execution of transactions;

“Trading day abroad” -
Any day on which a quotation of base interest is fixed in relation to foreign currency as published on Reuters Information Service or any other source of information that may be specified in the first offering report of the Debentures of the relevant series;

“Principal” -	The par value of the Debentures of the relevant series;

“Special resolution” -
A resolution passed by a general meeting of the debenture holders of the relevant series, at which the holders of at least fifty percent (50%) of the balance of the par value of the Debentures of such series that are in circulation were personally present or represented by proxy, or at an adjourned meeting at which the holders of at least ten percent (10%) of the aforesaid balance were personally present or represented by proxy, and which was passed (whether at the original meeting or at the adjourned meeting) by a majority of at least seventy-five percent (75%) of all the votes participating in the vote, excluding abstentions;

“The nominee company” -	The Bank Hapoalim Nominee Company Ltd.

“Series of Debentures” or “the relevant series” -
Series of Debentures that will be called Series C to G and/or Series H to J of the Company’s Debentures, where each of the series of these Debentures will be to an aggregate par value of up to NIS 1,500,000,000, registered in the name of the holder, the conditions of each of which is in accordance with the debenture certificate of that series and the first offering report of the Debentures of that series, which will be issued from time to time by the Company in its sole discretion.

“Trading day” -	Any day on which transactions are executed on the Tel Aviv Stock Exchange.

“Stock Exchange Clearing House” -	The Tel Aviv Stock Exchange Clearing House Ltd.

“Foreign currency” -	Not more than one foreign currency in respect of each relevant series, as shall be specified in the first offering report of the Debentures of that series.

“Foreign currency rate” -
The representative rate of the foreign currency as published by the Bank of Israel, or any official rate of exchange of the foreign currency against Israeli currency that may replace the aforesaid representative rate and which prevails for the time being with respect to government bonds linked to the aforesaid foreign currency rate, and in the absence of such rate, as shall be determined as between the Company and the Trustee.

“Known rate” on any date -
The last foreign currency rate fixed by the Bank of Israel before such date.  However in a period in which the Bank of Israel does not make a practice of fixing a representative rate, the known rate on any date will be the rate last fixed before that date by the Minister of Finance together with the Governor of the Bank of Israel for government bonds linked to the foreign currency rate, and in the absence of such rate, as shall be determined  as between the Company and the Trustee;

“Basic rate” with respect to any relevant series -	The known rate on a particular day, which will be specified in the first offering report of that relevant series;

“The payment rate” -	The known rate at the time of actual payment.

“Prime” or “prime interest” -	For a specific day: the average prime interest for that day as published by Bank Hapoalim B.M., Bank Leumi le-Israel B.M. and the Israel Discount Bank Ltd.;

“Bank of Israel interest” -
The rate of interest for unlinked new shekels which the Governor of the Bank of Israel announces from time to time as the declared rate of interest of the Bank of Israel, or any rate of interest that may be fixed by any competent authority instead of the aforesaid rate;

“Telbor interest” -
Tel Aviv Interbank Offered Rate – the rate of interest for Interbank loans in shekels, which is calculated on the basis of interest offers given by a number of banks in Israel, for the period as will be specified in the first offering report of the relevant series, as appears on the sampling day (if it is on Mondays to Thursdays – at 13:00 or thereabouts, and if it is on a Friday, at 12:00 or thereabouts) on the Reuters Information distribution system or on another source of information as will be agreed between the Company and the Trustee and which will be mentioned in the first offering report of the Debentures of the relevant series;

“LIBOR interest” -
London Interbank Offered Rate – the rate of interest offered on the Interbank market in London on US dollar deposits for the period as will be specified in the first offering report of the relevant series (for one week, one month, three months, six months, etc.) as will be quoted on the sampling day, at 11:00 London time or thereabouts, on the LIBOR01 page published by Reuters Information Service or, if that page is replaced by another page, as is quoted on the sampling day, at the aforesaid time or shortly thereafter, on such other page;

“Euribor interest” -
Euro Interbank Offered Rate – the rate of interest offered on the Interbank market for euro deposits for the period as will be specified in the first offering report of the relevant series (for one week, one month, three months, six months, etc.) as will be quoted on the sampling day, at 11:00 central European Time (CET) or thereabouts, on the Euribor01 page which is published by Reuters Information Service (or if that page is replaced by another page, then as quoted at the aforesaid time or shortly thereafter on such other page), or on another information source that will be mentioned in the first offering report of the Debentures of the relevant series;

“Government bond at variable interest” -
A series of government bonds at variable interest which was issued in accordance with the State Loan Regulations (Debentures of Government Bond Type – Variable Interest), 5766-2006, as will be published by the Government Bond Management Unit at the office of the Accountant-General.  The relevant series of government bonds and the date of maturity thereof will be mentioned in the first offering report of the Debentures of that series that will be offered;

“The base interest” -
LIBOR interest or Telbor interest or Euribor interest or Bank of Israel interest or prime interest or Makam yield for one year or the interest which government bonds at variable interest bear, as will be specified in the first offering report of the relevant series;

“Makam” -
Bonds issued in series by the State of Israel with the objective of being a short-term loan which the State of Israel borrows in accordance with the provisions of the Short-Term Loan Law, 5744-1984 and/or any law which may come in its stead and/or in addition thereto, which are listed for trading on the Tel Aviv Stock Exchange and which are sold in a tender by the Bank of Israel and do not bear interest and/or linkage differences;

“Makam for one year” -
A Makam series which is in circulation the maturity date of which was fixed for the nearest period to a period of 12 months from the sampling date (as defined below), provided that the maturity date is at least 10 days from the sampling date.  In the event that on the sampling date no such Makam exists, the Makam for one year will be other government bonds in shekels which do not bear linkage differences and do not bear variable interest, that are listed for trading on the Tel Aviv Stock Exchange and the maturity date of which is fixed for a period which is closest to 12 months from the sampling date.  The relevant Makam series and the maturity date thereof will be specified in the first Shelf Offering Report of the Debentures.

“Sampling date” with respect to any interest period -
With respect to LIBOR interest or Euribor interest – the business day abroad which falls two (2) business days abroad before the first day of any such interest period; with respect to Telbor interest – the banking business day which falls two (2) business days before the first day of any interest period; and with respect to Bank of Israel interest, prime interest, Makam yield and interest on government bonds at variable interest – the first day of any interest period.

The terms and conditions of the Debentures (the conditions appearing on the reverse side) form an integral part of the provisions of the Deed of Trust, and provisions of the Deed of Trust shall be deemed to have been expressly included in these conditions of Debentures.  In every case of a conflict between what is stated in the Debenture and what is stated in the Deed of Trust, the provisions of the Deed of Trust shall take precedence and shall prevail.

2.	The Debentures

2.1
The Debentures contained in this certificate are part of a series of up to five (5) series of Debentures (Series C to G) or up to three (3) series of Debentures (Series H to J), where each of these series of Debentures will be to an aggregate par value of up to NIS 1,500,000,000, registered in the name of the holder.  The Debentures of each of the aforesaid series will be repayable (principal), will have linkage basis (or without linkage), type of interest (or absence of interest) and interest rate or margin above or below the base interest which the principal of the Debentures of each of the aforesaid series will bear, or without interest which the principal of the Debentures of each of the aforesaid series will bear, as the case may be, are all as described in Paragraphs 3-5 below.

2.2
The Debentures of Series H to J will be convertible into ordinary shares of NIS 1 par value each of the Company, on any trading day commencing from the listing of such Debentures for trading on the Stock Exchange and up to a number of days before the end of the period of the Debentures of that series, except a number of days before the effective date for partial redemption in accordance with the Stock Exchange directives as prevailing at the date of the offering report, as defined in Clause 1.5 of the Deed of Trust, and up to the date of effecting of the partial redemption, at a conversion rate which shall not be less than the par value of the ordinary shares at the date of the first offering report of the Debentures of Series H to J (subject to adjustments as mentioned in Paragraphs 6.1 and 6.3 below), in such manner and on such conditions, as shall be particularized in the first offering report while the Debentures of each of the aforesaid series, in accordance with the specification of these details by the Company immediately prior to the initial offering of the Debentures of the relevant series.  For further details see also Paragraph 6 below.

2.3	Enlargement of the series

With regard to enlargement of a series, see Clause 3.3 of the Deed of Trust.

2.4	Issue of additional securities

With regard to an issue of additional securities, see Clause 3.4 of the Deed of Trust.

2.5	Collateral security

With regard to collateral security that may be imposed on the Debentures contained in this certificate, see Clause 6 of the Deed of Trust.

3.	The principal

3.1	The principal of the Debentures of Series C to G and of Series H to J which will be offered pursuant to this Shelf Prospectus and the linkage basis of the principal are as follows:

3.1.1
The principal of the Debentures of Series C to G will be repaid in one payment or in a number of equal payments which shall not exceed four quarterly payments in a year, as will be prescribed in the first offering report, at the times as will be specified in the first offering report of the aforesaid relevant series and subject to the conditions of linkage as stated below in this paragraph.

3.1.2
The principal of the Debentures of Series H to J will be repaid (..) one payment or in a number of equal payments which shall not exceed four quarterly payments in a year, as will be prescribed in the first offering report, at the times as will be specified in the first offering report of the aforesaid relevant series and subject to the conditions of linkage as stated below in this paragraph.

3.1.3
The principal and the interest of the Debentures of the relevant series may be linked to one of the linkage bases described below or may be without linkage, as will be specified in the first offering report of that series, coupled with reference to the definitions of the linkage bases described below:

3.1.3.1	Linkage to the index

If it is stated in the conditions of the relevant series that the principal and the interest of the Debentures of that series are linked to the index, then the linkage of the principal and the interest to the index will be done in a manner that if it becomes apparent at any date of payment on account of principal and/or interest in respect of these Debentures that the payment index is higher than the basic index, then the Company will pay such payment of principal and/or interest where same is increased proportionately to the percentage rise in the payment index as against the basic index.  The Company will state in the offering report whether, in a case where the payment index is lower than the basic index, protection will apply or will not apply as described below: if in the first offering report of the relevant series it is specified that the principal and/or the interest are linked to the index and that protection will apply to the principal and/or the interest of the Debentures, i.e.: in a situation where the known index on the date fixed for the relevant payment is lower than the basic index, the payment index will be the basic index.  If in the first offering report of the relevant series it is specified that the principal and/or interest are linked to the index and that no such protection will apply to the principal and/or interest of the Debentures, i.e.: the payment index will be the known index on the date fixed for the relevant payment even if that index is lower than the basic index.  If the Company has not specified in the first offering report whether or not protection will apply as aforesaid, no protection will apply.

The interest that will be paid in respect of the Debentures of that series will be interest at the rate fixed in the manner stated in Paragraph 4.1 below.

3.1.3.2	Linkage to foreign currency

If it is prescribed in the conditions of the relevant series that the principal and the interest of the Debentures of that series are linked to foreign currency, then linkage thereof to foreign currency will be made in a manner whereby if it becomes apparent on any date of payment on account of principal and/or interest in respect of these Debentures that the payment rate is higher than the basic rate, then the Company will pay such payment of principal and/or interest where it is increased proportionately to the percentage rise in the payment rate as compared with the basic rate.  In a situation in which the payment rate is lower than the basic rate, the Company will specify in the first offering report of that series whether protection will apply to the principal and/or the interest of the Debentures (that is to say: if the payment rate is lower than the basic rate, the payment rate will be the basic rate) or that no such protection will apply (that is to say: the payment rate will be the known rate at the time of payment even if that rate is lower than the basic rate).  If in the first offering report the Company has not specified whether or not protection as aforesaid will apply, then no protection shall apply.

The interest that will be paid in respect of the Debentures of that series will be interest at the rate fixed in the manner stated in Paragraph 4.3 below, or variable interest (LIBOR interest or Euribor interest, as shall be specified in the first offering report of the relevant series, plus or minus a margin that will be stated in the aforesaid offering report or will be fixed in a tender) as described in Paragraph 4.3.2 below.

3.1.3.3	Unlinked Debentures

If it is stipulated in the conditions of the relevant series that there will be no linkage of the principal and the interest of Debentures of that series, the principal will be denominated in new shekels.  In such case, the interest in respect of the Debentures of that series will also not be linked to any index or to any currency.

The interest that will be paid in respect of the Debentures of that series will be interest at a rate fixed as stated in Paragraph 4.2 below, or interest at a variable rate (Bank of Israel interest or Telbor interest, or prime interest, or Makam yield for one year, or the interest which government bonds at variable interest bear, as shall be specified in the first offering report of the relevant series, plus or minus a margin that will be stated in the aforesaid offering report or which will be fixed in a tender (as described in Paragraph 4.2.3 below).

3.1.3.4
Notwithstanding the contents of the Stock Exchange regulations and directives, the method of linkage of the principal and/or the interest will not change during the period of the Debentures, and the linkage of each series will relate to not more than one linkage basis, to the extent that the Debentures are linked to any linkage basis.

4.	Interest

The interest on the Debentures of Series C to G and of Series H to J which will be offered pursuant to the Company’s Shelf Prospectus will be as follows:

The principal of the Debentures of the relevant series will bear interest, or will not bear interest, as shall be specified in the first offering report of that series, and if the principal does bear interest as aforesaid – the mechanisms for calculating the interest will be described in the offering report together with reference to the interest mechanisms described below:

4.1	Interest on principal that is linked to the index

The principal of the Debentures, if the Debentures are linked to the Consumer Price Index, will bear interest linked to the aforesaid index, at a fixed rate which will be specified in the first offering report of that series and/or will be determined in a tender in accordance with the aforesaid offering report.

4.2	Interest on unlinked principal

The principal of the Debentures, if the Debentures are not linked to any index or to any currency, will bear unlinked interest at a fixed rate or at a variable interest rate , as described below:

4.21	Fixed shekel interest – interest at a fixed rate that will be specified in the first offering report of that series and/or will be determined in a tender pursuant to the aforesaid offering report.

4.2.2
Interest at a variable rate on a basis that if the tender is held on the price of the unit, the margin above or below the base interest will be specified in the first offering report of the relevant series, and if the price of the unit is to be set (without a tender) in the first offering report of the relevant series, the margin above or below the base interest will be determined according to the tender, where in both cases the base interest is Bank of Israel interest or Telbor interest or prime interest as will be specified in the aforesaid offering report – the rate of interest in respect of any interest period of the Debentures will be determined according to the aforesaid base rate of interest (at the Bank of Israel interest or Telbor interest or prime interest, which will be specified in the aforesaid report), as will be quoted on the sampling day.  The Company shall file an immediate report within four (4) days from the sampling day in regard to the rate of interest that will be determined as aforesaid.  It is emphasized that the rate of Bank of Israel interest and/or Telbor interest and/or prime interest as aforesaid are determined on only one particular sampling day in relation to any interest period.  The rate of Bank of Israel interest and/or Telbor interest and/or prime interest may vary during the course of an interest period (for example: as a result of inflationary or other changes), but the rate of Bank of Israel interest and/or Telbor interest and/or prime interest that were determined on the sampling day shall not change during that interest period.

4.2.3
Interest at a variable rate on a basis that if the tender is held on the price of a unit, the margin above or below the base interest will be specified in the first offering report of the relevant series, and if the unit price is to be set (without a tender) in the first offering report of the relevant series, the margin above or below the base interest will be determined according to the tender, where the base interest is the yield on Makam for one year, as will be specified in the aforesaid offering report –

The rate of interest in respect of each interest period will be determined according to the margin on the fixed rate above or below the yield on Makam for one year that will be determined in the first offering tender by way of a tender on the margin as described in Paragraph 2.4 of the Prospectus or a margin at a fixed rate as shall be stated in the first Shelf Offering Report in an offering by way of a tender on the price as described in Paragraph 2.5 of the Prospectus, where the yield on Makam for one year will be calculated on the sampling day, as the average of the yield on Makam for one year on a number of trading days before the sampling day, as shall be specified in the Shelf Offering Report.  The Company shall file an immediate report, within four trading days of the sampling day, giving notice of the rate of interest that will be fixed as aforesaid.  It is emphasized that the rate of the yield on Makam for one year as aforesaid is determined only on a particular sampling day in relation to any interest period.  The rate of the yield of Makam for one year is likely to vary during the interest period (for example: as a result of inflationary and other changes), but the rate of the yield on Makam for one year which was determined on the sampling day will not change during that interest period.

4.2.4
Interest at a variable rate where if the tender is held on the unit price, the margin above or below the base interest will be specified in the first offering report of the relevant series, and if the unit price is to be set (without a tender) in the first offering report of the relevant series, the margin above or below the base interest will be determined according to the tender, where the base interest is the interest which government bonds at variable interest bear:

The rate of interest in respect of any interest period will be determined according to a margin at a fixed percentage above or below the rate of interest which government bonds at variable interest bear, as will be specified in the first offering report in the form of a tender on the percentage margin, as described in Paragraph 2.4 of the Prospectus, or a margin at a fixed percentage as shall be prescribed in the first Shelf Offering Report in an offer by way of a tender on the price, as described in Paragraph 2.5 of the Prospectus.  The annual interest for each of the interest periods will be determined according to the rate of interest which the relevant government bond at variable interest bears on the sampling date – relevant variable interest.  The Company shall lodge an immediate report, after the date of publication of the variable interest by the Government Bond Management Unit at the Accountant-General, at the latest four trading days from the start of each interest period, giving notice of the rate of interest that was determined as aforesaid (base interest plus margin).  It is clarified that the times of payment of the interest that will be set by the Company in the Shelf Offering Report, shall be set for a date which is not later than 14 days after the dates of payment of the interest on the relevant government bond at variable interest, and the length of the interest period, except the first interest period (which is likely to be shorter) shall be the same as the length of the interest periods in respect of the relevant “government bonds – at variable interest".

4.3	Interest on principal which is linked to foreign currency

The principal of the Debentures, if the Debentures are linked to foreign currency, shall bear interest linked to such foreign currency, where the interest is at a fixed rate or a variable rate, as described below:

4.3.1
Fixed interest linked to foreign currency – interest which is linked to foreign currency where the interest is at a fixed percentage that will be specified in the first offering report of that series and/or will be fixed in a tender in accordance with the aforesaid offering report.

4.3.2
Interest at a variable rate on a basis that if the tender is held on the unit price, the margin above or below the base interest will be specified in the first offering report of the relevant series, and if the unit price is to be set (without a tender) in the first offering report of the relevant series, the margin above or below the base interest will be determined by way of a tender, and where the base interest is LIBOR or Euribor interest, as specified in the aforesaid offering report – the rate of interest in respect of each interest period of the Debentures will be determined according to the aforesaid base interest rate (LIBOR interest or Euribor interest as stated in the aforesaid offering report), for a period which will be specified in the aforesaid offering report, as quoted on the sampling day.  The Company shall within four (4) days from the sampling date lodge an immediate report regarding the rate of interest that will be determined as aforesaid.  Such base interest will be interest as prevailing in relation to the currency to which the principal of the Debentures is linked.  It is emphasized that the LIBOR interest rate or the Euribor interest rate as aforesaid are fixed on a particular sampling day solely in relation to any interest period.  The LIBOR interest rate or the Euribor interest rate are likely to vary during the course of the interest period (for example: as a result of inflationary and other changes), but the LIBOR interest rate or the Euribor interest rate that were fixed on the sampling day shall not change during that interest period.

4.4
Notwithstanding the contents of Paragraphs 4.1 – 4.3 above, it will be possible to offer Debentures of any series as aforesaid, in the scope of a non-uniform offer as referred to in Paragraph 2.6 to the Prospectus, and in such case the rate of interest or the margin above the base interest and the unit price will not be determined in a tender, but will be particularized in the Shelf Offering Report.

4.5
The rate of interest in respect of the first interest period of Debentures of the relevant series will be stated in the first offering report of that series and/or in a report which the Company will publish regarding the results of the tender in connection with the rate of interest and/or in relation to Debentures bearing variable interest, as the case may be, according to the fixed times on the sampling day as defined above.

4.6
It is clarified that in relation to Debentures which bear interest at a variable rate, it is to be expected that the rate of interest payable in respect of each interest period will be a different rate of interest as described above.

4.7
The rate of interest that will be set in respect of each relevant series will be an annual rate.  If the conditions of the tenders specify that the interest in respect thereof will be paid at more than one time in a year, payment of the interest that will be paid on each interest payment date will be calculated according to the annual rate of interest where same is divided by the number of payments per annum that are specified according to the conditions of the Debentures of the relevant series.  In the first offering report or in the report on the results of the issue, as the case may be, the Company will specify the annual rate of interest as well as the rate thereof where it is divided by the number of annual, half-yearly, or quarterly payments, as the case may be, in a case where the interest is payable on more than one date.

4.8
The interest in respect of the Debentures of the relevant series will be paid in a number of payments which shall not exceed four quarterly payments in a year and which will be particularized in the first offering report of that series, in respect of the interest period which ended on the date of payment (“the Interest Period”).  The first Interest Period of the Debentures of the relevant series will start on the date of clearing which will be mentioned in the aforesaid offering report and will end on the first date of payment of the interest.  Any additional Interest Period of the Debentures of the relevant series will start on the first day following the end of the immediately preceding Interest Period, and will end on the date of payment which first follows the date of commencement thereof.  The interest for the first Interest Period will be calculated according to the number of days in this period on a basis of 365 days in a year.

4.9
The last payment of interest on the principal of the Debentures of the relevant series will be paid together with the last payment on account of the principal of the Debentures of that series, which shall be done against surrender to the Company of the certificates of Debentures of that series.

5.	Payments of principal and interest on the Debentures

5.1
The payments on account of the interest and/or the principal of the Debentures of the relevant series which shall be offered pursuant to this Shelf Prospectus will be paid to the persons whose names are registered in the register for that series at the times as specified in the first offering report of that series, in accordance with the provisions of the Stock Exchange Regulations as in force for the time being (“the Effective Date for the Relevant Series”), except for the last payment of the principal and the interest which will be made against surrender to the Company of the certificates of debenture of that series, at the Company’s registered office or at such other place of which the Company shall give notice not later than five (5) business days before the date of the last payment.

It is clarified that anyone who is not registered in the register with respect to the relevant series on the Effective Date for the Relevant Series will not be entitled to payment of interest in respect of the Interest Period the commencement of which was before that date.

5.2
In every case in which the date for making the payment on account of principal and/or interest falls on a day which is not a business day, the date of payment will be postponed to the first following business day thereafter without an increment in payment, and “the Effective Date” for purposes of determining the entitlement to redemption or to interest will not change by virtue of this.

5.3
The Company will be entitled to state in the first Shelf Offering Report in respect of each series of Debentures whether penalty interest will be payable in respect of a default in payment on account of principal and/or interest, and in a situation that such interest will be payable, the Company shall specify in the Shelf Offering Report the time at which the Company will publish an immediate report in which it gives notice of the date of payment of such interest.  In a situation in which such interest is payable, the Company shall publish an immediate report in relation to the rate thereof and the times for payment thereof.  If the Company has not specified as aforesaid, no penalty interest will be payable in respect of such default in payment.

5.4	Payment of the principal and the interest will be made subject to the conditions of linkage as set forth in Paragraphs 3-4 above, if any.

5.5
Payment to the entitled persons will be made by check or by bank transfer to the credit of the bank account of the persons whose names are registered in the register with respect to the relevant series, which will be indicated in the details they will furnish in good time in writing to the Company, in accordance with the contents of Clause 25 of the Deed of Trust.  If the Company is unable to pay any amount to the persons entitled thereto, for a reason which is not dependent on it, the provisions of Paragraph 7 below will apply.

5.6
A holder of Debentures of the relevant series shall notify the Company of the details of the bank account to be credited with payment to such holder in respect of the Debentures of that series as aforesaid, or about a change in the details of the aforesaid account or in his address, as the case may be, by way of written notice to be sent to the Company by registered mail.  The Company will be obliged to act in accordance with the holder’s notification regarding such change after the elapse of fifteen (15) business days from the date on which the holder’s notification reached the Company.

5.7
If a holder of the Debentures who is entitled to payment as aforesaid has not furnished the Company with details regarding his bank account in good time, every payment on account of the principal and the interest will be made by way of check, which will be sent by registered mail to his last address as recorded in the register for the relevant series.  The sending of a check to the entitled person by registered mail as aforesaid shall for all intents and purposes be deemed to be payment of the amount denominated in the check on the date of its posting, provided that the check was met upon due presentation thereof for collection.

5.8	Any compulsory payment as required according to law will be deducted from every payment in respect of the Debentures of the relevant series.

6.	Right to convert Debentures of Series H to J into shares (“the Convertible Debentures”)

This Paragraph 6 will only apply in relation to each of the series of Debentures (Series H to J) separately and independently from any other series.

6.1	Conversion conditions

6.1.1
On any trading day commencing from the first listing for trading of each of the series of Convertible Debentures on the Stock Exchange and up to a number of days before the end of the period of the Debentures of that series, in accordance with the directives of the Stock Exchange as applicable at the date of the first offering report in respect of that series and as will be particularized in the aforesaid offering report (“the Conversion Period”, and each trading day in the Conversion Period as aforesaid will henceforth be referred to as “the Conversion Date”, and the last day of the Conversion Period will be referred to below as “End of the Conversion Period”), except a number of days before the effective date for partial redemption in accordance with the regulations and directives of the Stock Exchange as in force on the date of the aforesaid offering report, and up to the date partial redemption is made, the balance of the principal of the Convertible Debentures of that series which are in circulation at the time will be convertible into fully paid-up registered ordinary shares of NIS 1 par value each of the Company (“the Conversion Shares”), according to a conversion rate that will be specified in the first offering report, which shall not be less than the par value of the Company’s ordinary shares at the date of the aforesaid offering report (“the Conversion Rate”), subject to adjustments as described below, and in the manner and on the conditions as will be particularized in the aforesaid offering report.

6.1.2
Every holder of the Convertible Debentures of any series wishing to convert the balance of the par value of the principal of the Convertible Debentures of that series held by him into Conversion Shares (“the Converting Party”), shall submit a written application to that effect on a form as will be devised by the Company, accompanied by the certificates of the Convertible Debentures to which the application relates, directly to the Company at its registered office (if those Debentures are registered in the name of the Converting Party in the register of that series) or through the Stock Exchange member (in a case in which those Debentures are held by the Converting Party through such Stock Exchange member) on the Conversion Dates, and under all circumstances not later than the end of the Conversion Period with respect to that series (“the Notice of Conversion”).

6.1.3
It will be possible in one Notice of Conversion to request the conversion of the balance of the par value of the principal of a number of Convertible Debentures of that series that are registered in the name of the same holder, and in such case all the certificates in respect of the Convertible Debentures to which such Notice of Conversion relates shall be attached thereto.

6.1.4
In the case of a conversion of the Convertible Debentures into shares in accordance with this paragraph with respect only to part of the amount of the par value of the Convertible Debentures registered in one certificate, it shall be necessary first to split the certificate of Convertible Debentures into a number of debenture certificates as required in the circumstances, in a manner that the sum total of the par value amounts of the Debentures recorded therein is equivalent to the par value amount of the debenture certificate which will be split as aforesaid.

6.1.5	The Notice of Conversion forms are obtainable at the registered office of the Company and at such other place of which the Company shall give notice.

6.1.6
The Converting Party shall at any time sign any document that is required according to any law and in accordance with the Company’s instructions for purposes of the allotment of the Conversion Shares.  The day on which the Company receives a Notice of Conversion directly from the Converting Party (in respect of Debentures held directly), or the Stock Exchange Clearing House receives Notice of Conversion of the Convertible Debentures from a Stock Exchange member (in respect of Debentures held through the nominee company), which comply with all the conditions set forth in the Prospectus, as the case may be, will be deemed to be the date of conversion (“the Conversion Date”).

6.1.7
If the Converting Party has not complied with all the conditions for conversion of the Convertible Debentures in full, the Notice of Conversion shall be deemed to be void, and the certificates in respect of the Convertible Debentures that were attached to such Notice of Conversion will be returned to the applicant.

6.1.8	A Notice of Conversion that has been lodged with the Company shall be irrevocable and incapable of being altered.

6.1.9
The Converting Party will not be entitled to the allotment of a fraction of one Conversion Share, but all fractions of Conversion Shares that come into being at the time of conversion, if any, will be sold on the Stock Exchange by a trustee who will be appointed for this purpose by the Company, within thirty (30) days after such fractions have accumulated into whole shares in a reasonable quantity for sale on the Stock Exchange, taking into account the costs connected therewith. The net proceeds of the sale thereof will be divided amongst the entitled persons respectively within fifteen (15) days from the date of sale.  A check in an amount of less than NIS 50 will not be sent to a single entitled person as aforesaid, and it will be possible to obtain such amount at the Company’s offices on normal working days and at normal working hours.  An entitled person as aforesaid who does not come to the Company’s offices to receive this amount as aforesaid within twelve (12) months from the date of sale will lose his right to this amount.

6.1.10
Conversion Shares will confer on their holders all rights to participate fully in any dividend and other distribution, the effective date for the right to receive same is the Conversion Date or subsequent thereto, and the Conversion Shares will rank pari passu in all respects with the ordinary shares of NIS 1 par value existing in the Company’s capital at such time.

6.1.11
The Convertible Debentures that have been converted will be taken out of circulation on the date of the conversion thereof and will be absolutely void, retroactively to the Conversion Dates, from the date of allotment of Conversion Shares in respect thereof, and will not confer any right to any interest after the last date for an interest payment the effective date for which fell before the Conversion Date, nor shall they confer any right to linkage differences that have accumulated on the principal amount in accordance with the conditions of linkage as set forth in Paragraph 3 above (and which would have been payable together with the principal of the Debentures had the applicant not exercised his right to convert the Convertible Debentures into shares as aforesaid).

6.1.12
Any part of the Convertible Debentures of any series which is not converted up to the end of the Conversion Period with respect to that series, will no longer confer on the holder thereof any right to convert same into Conversion Shares, and the right of conversion in respect thereof will be null and void after that date.

6.2	Timetables for conversion

The bylaws of the Stock Exchange Clearing House which are known at the time of publication of the Shelf Prospectus with regard to the timetable for executing an instruction to convert the Convertible Debentures held through Stock Exchange members prescribe as follows:

6.2.1
A customer’s notice regarding conversion which is received up to the hour of 12:00 noon at the offices of the Stock Exchange member shall be transferred by that Stock Exchange member to the Clearing House by not later than 12:00 noon on the next trading day.

6.2.2
Where the Clearing House has received notice from the Stock Exchange member regarding conversion by not later than 12:00 noon, the Clearing House will debit the Stock Exchange member and will credit the nominee company accordingly, by not later than 12:00 noon on the next trading day.

6.2.3
Where the nominee company has received a credit note as referred to in sub-paragraph 6.2.2 above before 12:00 noon, it shall send the Notice of Conversion to the offices of the issuing company not later than 12:00 noon on the next trading day.

6.2.4
Any notice amongst those mentioned in sub-paragraphs 6.2.1 to 6.2.3 above which is received after 12:00 noon on a trading day, shall be deemed to have been received before 12:00 noon on the next trading day.

6.2.5
Notwithstanding the foregoing, on the last day for conversion prior to final maturity or before the ex date for partial redemption, as the case may be, the Stock Exchange members must transfer the final conversion applications to the Clearing House by not later than 12:00 noon.  The conversion will be effected on the same day.  A Stock Exchange member who has not lodged an application up to the aforesaid hour, will be deemed not to have exercised his right to convert the Convertible Debentures in his possession.

Where the last date for conversion of the Convertible Debentures of any series falls prior to final maturity, or the last date for conversion prior to partial redemption falls on a day that is not a trading day, the aforesaid date will be postponed to the next trading day.

It is hereby emphasized that the bylaws of the Stock Exchange Clearing House, as same apply at the time of actual conversion, will apply to conversions of the Convertible Debentures.

Within one trading day after the Conversion Date, the Company will issue to every Converting Party certificates in respect of the Conversion Shares that are due to him, and after approval for the listing for trading on the Stock Exchange of the Conversion Shares that will be issued, the Company shall take steps for the listing of the Conversion Shares for trading on the Stock Exchange within three (3) days from the aforesaid date.

6.3	Provisions for protection of holders of the Convertible Debentures in the Conversion Period

6.3.1	Distribution of bonus shares

If the Company should distribute bonus shares after the date of the first offering report of any series of the Convertible Debentures and before the end of the Conversion Period in relation to such series, the rights of the holders of the Convertible Debentures of that series will be safeguarded in the manner described below:

6.3.1.1
After the effective date for the entitlement to participate in the aforesaid distribution the number of Conversion Shares to which the holders of the Convertible Debentures of that series will be entitled upon the conversion thereof will increase, by way of adding the number of shares to which the aforesaid holder would have been entitled as bonus shares, had he converted the Convertible Debentures immediately prior to the aforesaid effective date.

6.3.1.2
A holder of Convertible Debentures will not be entitled to the allotment of a fraction of a bonus share in accordance with the matters aforesaid, but all fractions of bonus shares that come about at the time of the allotment and which accumulate into whole shares, will be sold on the Stock Exchange by a trustee who will be appointed by the Company for this purpose, within thirty (30) days from the date of the aforesaid allotment, and the net proceeds (after deduction of selling expenses and compulsory payments and levies) will be divided amongst the entitled persons within fifteen (15) days from the date of sale.  A check in an amount of less than NIS 50 will not be sent to a single entitled person and it will be possible to obtain such amount at the Company’s offices on normal working days and at normal working hours.  An entitled person as aforesaid who does not come to the Company’s offices to receive this amount as aforesaid within twelve (12) months from the date of sale will lose his right to this amount.

6.3.1.3	In accordance with contents of the Stock Exchange regulations and its directives, the method of adjustment cannot be altered.

6.3.2	Rights issue

If the Company should offer its shareholders securities of any class by way of a rights issue subsequent to the date of the first offering report in respect of any series of the Convertible Debentures and up to the end of the Conversion Period in relation to such series, the number of Conversion Shares in respect of a conversion of the Convertible Debentures of that series which have not yet been converted into ordinary shares of the Company, will be adjusted on the effective date for the right to purchase the securities that will be offered in the rights issue, according to the bonus element in the rights, as this is manifested by the ratio between the price of the Company’s share on the Stock Exchange on the aforesaid effective date and the base price “ex rights”.  In accordance with the provisions of the Stock Exchange regulations and its directives, the method of adjustment as described above cannot be altered.

6.3.3	Adjustment in respect of distribution of dividend

Should the Company make a distribution of dividend, as defined in the Companies Law (“the Distribution”), the effective date for the entitlement to which (“the Effective Date for Distribution”) falls before the End of the Conversion Period, one of the provisions set forth in sub-paragraphs 6.3.3.1-6.3.3.3 below will apply in such manner as shall be specified by the Company in the first offering report of the relevant series.  In the aforesaid first offering report the Company shall publish in detailed fashion the manner of adjusting the conversion price as a consequence of a Distribution, if any, in accordance with its choice of one of the following alternatives:

6.3.3.1	The conversion price will not be adjusted as a consequence of a distribution by the Company.

6.3.3.2
Immediately after the effective date, a deduction will be made from the conversion price in respect of each share of an amount equivalent to the “ex” value as defined in the Stock Exchange trading regulations and in the directives issued pursuant thereto.  The Company shall give notice of the adjusted conversion price as aforesaid not later than the day on which the Company’s shares are traded “ex dividend”.

6.3.3.3
Should the first trading day on which the Company’s shares are traded fall after the Effective Date for the Distribution (ex dividend), the conversion ratio of the Convertible Debentures that are in circulation will be adjusted by multiplying it by the ratio between the price of the Company’s share on the Stock Exchange, as will be fixed by the Stock Exchange as a price adjusted for the distribution (ex dividend price), and the closing price fixed on the Stock Exchange for the Company’s share on the Effective Date for Distribution.  The Company shall give notice by way of an immediate report in regard to the adjusted conversion ratio, as aforesaid, not later than the day on which the Company’s shares are traded “ex dividend”.

If the Company has failed to specify in the first offering report which of the alternatives mentioned above will apply to the conversion price of the Convertible Debentures, as aforesaid, the provisions of Paragraph 6.3.3.1 above will apply.

6.3.4	Additional provisions for protection of holders of the Convertible Debentures in the Conversion Period

On the date of publication of the offering report in relation to any series of Convertible Debentures and until all the Convertible Debentures of that series have been converted, but under no circumstances later than the End of the Conversion Period with respect to that series, the following provisions will apply:

6.3.4.1
The Company shall retain a sufficient quantity of ordinary shares of NIS 1 par value in its authorized share capital to guarantee the allotment of all the shares likely to arise from a conversion of all the Convertible Debentures of that series which are in circulation from time to time, and to the extent necessary the Company shall cause an increase of its authorized share capital accordingly.

6.3.4.2
If the Company consolidates the ordinary shares of NIS 1 par value in its issued share capital into shares of a larger denomination, or sub-divides the shares into shares of a smaller denomination – the number of Conversion Shares that will be allotted in consequence of a conversion of the Convertible Debentures of that series will be reduced or increased, as the case may be, after such action.  In such case the contents of Paragraph 6.1.9 above will apply, mutatis mutandis.

6.3.4.3
The Company will make a copy of its periodic reports and of the Company’s interim financial statements available for perusal and inspection of the holders of the Convertible Debentures of that series, at its registered office during normal working hours.  On a request in writing from a registered holder of Convertible Debentures of that series, the Company will send him a copy of the aforesaid reports and statements.

6.3.4.4
Within ten (10) days from any adjustment in the conversion price or in the number of Conversion Shares with respect to such series of Convertible Debentures, the Company shall publish a notice in two (2) widely-circulating Hebrew dailies published in Israel, regarding the right of holders of the Convertible Debentures of that series to convert such Debentures into shares, coupled with an indication of the Conversion Period, the conversion price and the number of Conversion Shares to which a holder of the Convertible Debentures will be entitled as a consequence of conversion at that time, all in relation to the aforesaid series.

6.3.4.5
In addition to the aforesaid notice, the Company shall, not later than three (3) weeks and not earlier than four (4) weeks before the End of the Conversion Period with respect to that series, publish a notice in two (2) widely-circulating Hebrew dailies published in Israel, and shall send written notice, with a copy to the Stock Exchange and to the trustee for that series, to the holders registered in the register for that series, regarding the last date for conversion of the Convertible Debentures of that series.  Such notice shall mention the conversion price, the number of Conversion Shares and the number of bonus shares to which a holder of the Convertible Debentures will be entitled at the time of conversion during that period, all in relation to the aforesaid series.

6.3.4.6
The Company shall not distribute and shall not offer to the holders of the ordinary shares of NIS 1 par value a cash dividend or bonus shares or a rights offer for any securities, unless the Effective Date for the right to receive same is at least ten (10) trading days after publication by the Company in regard to the distribution or the rights offer, as the case may be.

6.3.4.7	The Company shall refrain from any action, including a distribution of bonus shares, likely to lead to a reduction in the price of a Conversion Share to below its par value.

6.3.4.8
In accordance with the Stock Exchange regulations and directives as prevailing at the date of the Deed of Trust, the conditions of the Convertible Debentures cannot be altered with respect to the conversion price, the conversion dates and the method of linkage but the Company will be entitled to alter the Conversion Period and/or the conversion price, provided that this is done in the scope of an arrangement or compromise that has been approved by a court, in accordance with Section 350 of the Companies Law.  In addition, pursuant to the aforesaid Stock Exchange regulations and directives, the Company is entitled to alter the conversion price in the scope of a spin-off process of the Company or a merger process of the Company, provided that the change shall include only the adjustments necessitated by such process.

According to the aforesaid Stock Exchange regulations and directives, “the spin-off process” for these purposes means – a process in which the Company transfers to its shareholders shares which it holds in another company, or a process in which the Company transfers assets and liabilities to a new company that will be established for purposes of the spin-off, and the shareholders in the new company will also be the shareholders in the Company which transfers the assets and liabilities, all on condition that the spin-off process was carried out under equal conditions for the Company’s shareholders.

According to the aforesaid Stock Exchange regulations and directives, “a merger process” for these purposes means – a process in which all the Company’s shares will be transferred into the ownership of a new company, or into the ownership of another registered company whose shares are listed for trading on the Stock Exchange, or a process in which the Company transfers all its assets and liabilities to another company as aforesaid, all on condition that the securities of a company whose shares or assets are transferred as aforesaid, will be delisted from trading on the Stock Exchange and the process shall be carried out under equal conditions for the Company’s shareholders.

6.3.5	Voluntary winding-up

6.3.5.1
In the case of the passing of a voluntary winding-up resolution, the Company shall give written notice to all holders of the Convertible Debentures which are in circulation for the time being, who are registered in the register of the relevant series of the Convertible Debentures, and shall publish a notice to that effect in two (2) widely-circulating Hebrew dailies published in Israel.  Every holder of the Convertible Debentures will be entitled, as he pleases, to be deemed to have exercised the right of conversion in respect of the Debentures immediately prior to the passing of the resolution, if he gives the Company written notice of his desire for this within three (3) months from the date of the Company’s aforesaid notice.

6.3.5.2
In such case, a holder of the Convertible Debentures will be entitled to participate in a distribution amongst its shareholders, of the surplus assets of the Company in winding-up (after discharge of all its debts), with this being in an amount he would have received in a winding-up of the Company had he been a shareholder in the Company immediately prior to the passing of the winding-up resolution as a consequence of the conversion of the Convertible Debentures held by him, in respect of which he gave the Company notice as aforesaid, but after deduction of the amounts of interest that were paid in respect of those Convertible Debentures at the date of the resolution or subsequent thereto (except interest the due date for payment of which fell prior to the date of the resolution, even if paid on or after the date of the resolution); and the holder of the Convertible Debentures will not be entitled to any payment in accordance with the Debentures the due date for payment of which fell after the date of the resolution.

7.	Failure to make payment for a reason not dependent on the Company

7.1
Any amount which is due to a debenture holder which was not actually paid on the date specified for the payment thereof, for a reason that is not dependent on the Company, in circumstances where the Company was prepared to make payment thereof, shall cease to bear interest and linkage differences from the date specified for the payment thereof, and the debenture holder will only be entitled to those amounts to which he would have been entitled on the date specified for the making of such payment on account of the principal, the interest and the linkage differences.

7.2
Within 15 business days from the date specified for such payment, the Company shall deposit with the Trustee, in a bank account in the name and to the order of the Trustee, the amount of the payment that was not paid on due date, as mentioned in sub-paragraph 7.1 above, and shall give notice in writing as per the addresses in its possession to the debenture holders about such deposit, and the aforesaid deposit shall be deemed to be a discharge of that payment and in the case of discharge and liquidation of everything due in respect of the debenture, also as redemption of the debenture.

7.3
The Trustee shall, in the framework of trust accounts in its name and to its order, invest the moneys that will be transferred to it as stated in Paragraph 7.2 above, in investments that are permitted to the Trustee in accordance with the Deed of Trust.  Where the Trustee has done so, it will not be liable to the entitled persons in respect of those amounts other than for the proceeds that will be received from realization of the investments, less the reasonable expenses connected with the aforesaid investment and the maintaining of the trust accounts, the reasonable charges and commissions and less compulsory payments that are imposed on the trust account.  Out of the aforesaid moneys the Trustee shall transfer amounts to the debenture holders who are entitled thereto, and shall do so as soon as possible after proof and reasonable confirmations are furnished to the Trustee in regard to their right to such amounts, and less the Trustee’s reasonable expenses, commissions, compulsory payments and its remuneration as mentioned in Paragraph 7.2 above.

7.4
The Trustee shall hold these moneys and shall invest same in the aforesaid manner until the end of one year from the date of final repayment of the Debentures.  After that date, the Trustee shall transfer the amounts mentioned in sub-paragraph 7.3 above to the Company, including profits arising from the investment thereof, less its reasonable expenses and other reasonable expenses that were incurred in accordance with the provisions of this Deed (such as remuneration to service providers, etc.), if any such moneys remain in its hands at such time.  The Company shall hold these amounts in trust for the debenture holders who are entitled to these amounts, and the provisions of sub-paragraph 7.3 above shall apply, mutatis mutandis, with regard to the amounts that will be transferred to it by the Trustee as aforesaid.

7.5	The Company shall confirm to the Trustee in writing that it holds the amounts and the fact of having received same in trust for the aforesaid debenture holders.

7.6
The Company shall hold these moneys in trust for the debenture holders who are entitled to such amounts for an additional one year from the date of the transfer thereof to it from the Trustee, and shall not make any use thereof and shall invest same in accordance with the provisions of the Deed of Trust.  Moneys which are not claimed from the Company by a debenture holder up to the end of two years from the date of final repayment of the Debentures will be transferred to the Company, and it will be entitled to make use of the remaining moneys for any purpose.

8.	Transfer of the Debentures

8.1
The Debentures are transferable in respect of any amount of par value, provided that this is in whole new shekels.  Every transfer of Debentures shall be made in accordance with a deed of transfer drawn up in the usual form for the transfer of shares, duly signed by the registered owner or his legal representatives, and by the transferee or his legal representatives, which shall be delivered to the Company at its registered office accompanied by the certificates of the Debentures being transferred pursuant thereto, as well as any other reasonable proof that may be demanded by the Company for proving the transferor’s right to transfer same.

Subject to the foregoing, the procedural provisions contained in the Company’s Articles in regard to the manner of transfer of shares shall apply, mutatis mutandis as the case may be, with respect to the manner of transfer and transmission of the Debentures.

8.2	If any compulsory payment is imposed on the deed of transfer of the Debentures, reasonable proof shall be delivered to the Company regarding the payment thereof by the party requesting the transfer.

8.3
In the case of the transfer of only portion of the amount of the par value of the Debentures contained in this certificate, the certificate shall first be split in accordance with the provisions of Paragraph 9 below into the number of debenture certificates necessitated by this, in a manner that the aggregate amounts of principal denominated therein will be equal to the amount of the principal denominated in the aforesaid debenture certificate.

8.4
After all these conditions have been complied with, the transfer will be registered in the register and all the conditions set forth in the Deed of Trust and in this debenture will apply to the transferee.

8.5	All the expenses and commissions connected with the transfer shall be borne by the person requesting the transfer.

9.	Split of debenture certificates

In regard to a split of a debenture certificate, see Clause 26 of the Deed of Trust.

10.	Early redemption of the Debentures (Series C to G) and the Debentures (Series H to J)

In a case in which the Debentures are listed for trading and it is decided by the Stock Exchange on the delisting of the Debentures in circulation by virtue of the value of the series of the Debentures (in relation to Series C to G only) and/or by virtue of the value of the public’s holdings of the series of Debentures (in relation to Series H to J only) have fallen below the amounts specified in the Stock Exchange directives in regard to the delisting of Debentures, the Company will act as follows:

10.1
Within 45 days from the date of the decision by the board of directors of the Stock Exchange in regard to the delisting from trading as aforesaid, the Company shall give notice of the date of early redemption on which the holder of Debentures (Series C to G) and Debentures (Series H to J) will be entitled to redeem same.  The Company shall pay the holder the principal plus linkage differences and interest in accordance with the conditions of the Debentures (Series C to G) and the Debentures (Series H to J) which have accrued up to the date of actual redemption.

10.2
Notice regarding the date of early redemption shall be published in an immediate report that shall be sent to the Authority and to the Stock Exchange, and in two widely-circulating Hebrew dailies in Israel and shall be delivered in writing to all the registered holders of the Debentures (Series C to G) and the Debentures (Series H to J).

10.3
The date of early redemption with respect to the Debentures of Series C to G only shall fall not earlier than 17 days from the date of publication of the notice and not later than 45 days from the aforesaid date, but not in the period between the date specified for payment of interest and the date of actual payment thereof.  Notwithstanding the foregoing, in the case of early redemption of Debentures of Series H to J only, the date of early redemption shall fall not earlier than 30 days from the date of publication of the notice and not later than 45 days from the aforesaid date, but not in the period between the date specified for payment of interest and the date of actual payment thereof.

10.4
On the date of early redemption the Company will redeem the Debentures (Series C to G) and the Debentures (Series H to J) the holders of which have requested the redemption thereof, on a basis of the balance of the par value thereof together with linkage differences and the interest which have accrued to the principal up to the actual date of redemption (calculation of the interest will be done on a basis of 365 days in a  year).

10.5
Fixing of a date of early redemption as aforesaid does not prejudice the redemption rights specified in the Debentures of any of the debenture holders who do not redeem same on the date of early redemption as aforesaid, and in the case of Debentures of Series H to J only, it also does not prejudice the conversion rights, but the Debentures (Series C to G) and the Debentures (Series H to J) will be delisted from trading on the Stock Exchange, and the tax implications arising therefrom shall, inter alia, apply thereto.

10.6
Early redemption of the Debentures (Series C to G) and the Debentures (Series H to J) as aforesaid shall not confer on anyone who held the Debentures and redeemed same as aforesaid the right to payment of interest in respect of the period subsequent to the date of redemption.

10.7	Early redemption on the Company’s initiative

With respect to Debentures of Series C to G only – the Company will be entitled to make the Debentures of any such series, which will be offered pursuant to a Shelf Offering Report in accordance with the Shelf Prospectus, available for early redemption on such conditions, at such price (including the formula for calculation in regard to Debentures of Series H to J) and such mechanism in relation to Debentures of Series C to G according to such timetables, at such frequencies of redemption and on the remaining conditions which must be particularized in accordance with the provisions of the Stock Exchange regulations and directives, as in force for the time being, all as shall be prescribed in the first offering report of the Debentures of the relevant series.

11.	Purchase of Debentures by the Company and/or by a related corporation

In this regard see Clause 4 of the Deed of Trust.

12.	General provisions

12.1
The amount of the principal and the interest are payable and transferable without reference to any rights in equity or any right of set-off or counterclaim which exists or may exist between the Company and a previous holder, including the original holder of the Debentures.

12.2
Any person who becomes entitled to the Debentures as a result of the bankruptcy, or as a result of the liquidation proceedings, of a debenture holder will have the right, after having produced such evidence as the Company may demand from him from time to time, to be registered in the register as a holder of the Debentures, or, subject to the conditions set forth above in this certificate, to transfer same.

12.3
The debenture holders will be entitled to exercise their rights under the Debentures and the Deed of Trust through the Trustee or in accordance with a resolution of a general meeting of the debenture holders in the ways described in the debenture and in the Deed of Trust.  Notwithstanding the foregoing, if the Trustee acts in a manner which is not in accordance with the provisions of the Deed of Trust and the debenture, the debenture holders will be entitled to exercise their rights including in accordance with a resolution of the general meeting.

12.4
The provisions of the Deed of Trust, including the right to make the Debentures immediately due and payable, as prescribed in Clause 8 of the Deed of Trust, shall be deemed to be an integral part of this debenture.

13.	Waiver, compromise and/or alterations to the conditions of the Debentures

In this regard see Clause 24 of the Deed of Trust.

14.	General meetings of debenture holders

The general meetings of the debenture holders shall be convened and conducted in accordance with the contents of the Second Schedule to the Deed of Trust.

15.	Receipts as proof

Without derogating from any of the other terms and conditions, a receipt signed by a holder of the Debentures contained in this certificate shall constitute proof of the full discharge of any payment mentioned in the receipt, which was made the Company or by the Trustee, as the case may be, in respect of the Debentures contained in this certificate.

16.	Replacement of debenture certificate

In the event that a debenture certificate should become worn, be lost or destroyed, the Company may issue a new certificate of the Debentures in its place, under such conditions with regard to proof, indemnity and cover of the reasonable expenses that will be incurred by the Company for purposes of verifying the right of ownership of the Debentures, as the Company shall deem fit, on condition that in the case of the certificate becoming worn, the defaced debenture certificate shall be returned to the Company before the new certificate is issued.  Levies and other expenses connected with the issue of a new certificate, if any, shall be borne by the person requesting such certificate.

17.	Notices

In this regard see Clause 23 of the Deed of Trust.

SECOND SCHEDULE TO DEED OF TRUST

GENERAL MEETINGS OF DEBENTURE HOLDERS

1.
The Trustee or the Company may summon the debenture holders to a meeting of debenture holders.  If the Company calls such meeting, it must immediately send written notice to the Trustee about the day and time at which the meeting will take place, as well as the matters that will be brought for consideration before it.  If the Trustee calls such meeting, it must send written notice to the Company about the day and time at which the meeting will take place, as well as the matters that will be brought before it for consideration.

The Company will be obliged to call such meeting on a requisition in writing from the Trustee or the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of the Debentures.  The Trustee will be obliged to call such meeting on a requisition in writing of the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of the Debentures.  Where the parties wishing to call the meeting are the debenture holders, the Company and/or the Trustee, as the case may be, shall be entitled to demand indemnity from the parties requesting to call the meeting in respect of the reasonable expenses connected therewith.

2.
At the time of holding a meeting of debenture holders, the Trustee shall examine whether, in the circumstances of the matter, there is a conflict of interest amongst the debenture holders, and shall decide – in accordance with the provisions of any law, decided cases, provisions of the Securities Law and the regulations and directives issued pursuant thereto – who amongst the participants has a conflicting interest, in relation to whom the provisions of Paragraph 4 below will apply.

3.
The Trustee will be entitled to demand from a debenture holder wishing to attend a meeting of holders to deliver a declaration to the Trustee regarding the existence of conflicting interests.  A holder who does not deliver such declaration shall be deemed to have declared and represented that he has no conflicting interest.  The Trustee shall rely only on such declaration and will be not obliged to conduct an additional investigation or examination.

In this paragraph “conflicting interest” means: any additional material interest of a holder which goes beyond the interest arising from the holding of the certificates of obligation in the series of the meeting of holders which has been convened, including a material personal interest of a family member and of another corporation in which he or a member of his family have an interest.

The votes of: (1) debenture holders who are a related corporation as defined in the Deed of Trust; (2) and any person the Trustee has ruled, according to the provisions of Paragraph 3 above, is someone who has a conflicting interest, and these Debentures will not be counted in the votes at a meeting of holders or at a class meeting, including for purposes of determining a quorum and for purposes of voting.

4.
In regard to every meeting of debenture holders prior notice of at least 14 (fourteen) days shall be given to the debenture holders and to the Trustee, or in the event that the purpose of the meeting is to consider a proposal for the passing of the special resolution, prior notice of at least 21 (twenty-one) days.  The prior notice shall specify the place, the day and the time of the meeting, and mention shall be made, in general terms, of the matters that will be considered at the meeting.  Where the purpose of the meeting is to consider and pass a special resolution, the aforesaid prior notice shall also specify the main points of the proposed resolution.  Where the meeting is called by the Trustee, such notice shall also be given to the Company.

The Trustee will be entitled to shorten the period for the giving of prior notices, if it is of the opinion that a postponement in convening the meeting constitutes or is likely to constitute prejudice to the rights of the debenture holders.

5.
No resolution duly passed at a meeting called as aforesaid shall be invalidated, if notice of the meeting was inadvertently not given to the holders of less than ten percent (10%) of the par value of the unpaid balance of the principal of the Debentures, or such notice was not received by such holders.

6.
The chairman of the meeting will be a person appointed by the Trustee.  If the Trustee does not appoint such chairman or if the person whom the Trustee has appointed as aforesaid is not present at the meeting, the debenture holders present (or represented by proxy) shall elect a chairman from amongst their number.

7.	A meeting of debenture holders shall be opened after it has been proved that the necessary quorum is present for the start of the meeting.

(a)
Subject to the necessary quorum for dismissal of a trustee according to any law, at meetings of debenture holders, except as stated in Paragraph 5(e) below [sic], a quorum shall be constituted if at least two debenture holders who jointly hold or represent at least ten percent (10%) of the par value of the unpaid balance of the principal of the Debentures for the time being are personally present or represented by proxy.

(b)
If within half an hour from the time appointed for the start of such meeting no quorum as aforesaid is present, the meeting shall be adjourned to the same day one week later, at the same place and at the same time (without the necessity for further notice) and if that day is not a business day, to the next business day (without the necessity for further notice), or to such other day, place and time as the party calling the meeting shall decide, on condition that the party calling the meeting shall give notice at least seven (7) days in advance with regard to the holding of such adjourned meeting, in the same manner in which notice of the holding of the original meeting was given, and shall indicate that if a quorum as aforesaid is not present at the adjourned meeting, the quorum will be two debenture holders personally present or represented by proxy, without reference to the par value of the Debentures held by them.  Such notice may also be given in the notice pursuant to which the meeting that was adjourned was called.

(c)	If no quorum is present at a meeting that has been adjourned as aforesaid, two debenture holders personally or represented by proxy, who hold any quantity of Debentures, shall constitute a quorum.

(d)
With the consent of the holders of a majority of the par value of the unpaid balance of the principal of the Debentures who are personally present or represented by proxy at a meeting at which a quorum was present, the chairman may, and on a demand by the meeting shall be obliged to, adjourn the meeting from time to time and from place to place, as the meeting shall decide.  If the meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in the same manner as notice is given about the first meeting, provided that in a case in which the continuation of the holding of the meeting is adjourned to a time earlier than fourteen days, notice of the adjourned meeting shall be given by way of the publication of an immediate notice.  Save for the foregoing, the debenture holders will not be entitled to receive any notice about an adjourned meeting and/or about the matters that will be considered at the adjourned meeting.  No matters shall be considered at the adjourned meeting except the matters it was possible to consider at the meeting at which it was decided on the adjournment.

(e)
At a meeting convened for the passing of any of the resolutions set forth below (hereinafter: “Special Resolution”), a quorum will be constituted if two or more holders who hold at least fifty percent (50%) of the par value of the unpaid balance of the principal of the Debentures are present, or at an adjourned meeting at which two or more holders who hold at least ten percent (10%) of the aforesaid balance are personally present or represented by proxy:

(1)
Any amendment, alteration or material arrangement of the rights of the debenture holders, whether such rights derive from the Debentures, from the Deed of Trust or otherwise, or any material compromise or waiver in connection with such rights;

(2)	The making of the Debentures immediately due and payable upon the fulfillment of one or more of the conditions mentioned in Clause 8 of the Deed of Trust;

(3)	Any resolution on another matter which was specified in the Deed of Trust or in the debenture as being subject to the passing of a special resolution.

8.	(a)
The debenture holders are entitled to attend and vote at every general meeting either personally or represented by proxy.  In every vote of the debenture holders the vote shall be conducted by way of a poll, in such manner that each debenture holder or his proxy will be entitled to one vote in respect of each NIS 1 par value of the total unpaid nominal amount of the principal of the Debentures pursuant to which he is entitled to vote.  In the case of joint holders, only the vote of the person whose name stands first amongst them in the register will be accepted, given either personally or by way of proxy.

(b)
The debenture holder or his proxy may vote in respect of some of his votes in favor of a particular proposed resolution, and in respect of portion against it, and in respect of another portion may abstain, all as he sees fit.

(c)	The Trustee who attends the meeting at the invitation of the Company shall participate without a right to vote.

9.	(a)
The majority required for the passing of an ordinary resolution of the general meeting is a simple majority of the number of votes represented in the vote, voting for or against.  The majority required for the passing of a special resolution at a meeting as referred to in Paragraph 5(e) above is a majority of not less than 75% of the number of votes represented in such vote.

(b)	A resolution for the alteration of the Deed of Trust shall be passed by a special resolution and subject to any law.

(c)	An announcement by the chairman that a resolution has been passed or has been defeated and a note to that effect in the minutes of the meeting shall serve as prima facie proof of such fact.

10.	(a)
The instrument appointing a proxy and/or attorney shall be in writing and shall be signed by the appointer or by his representative duly empowered in writing.  If the appointer is a body corporate, the appointment shall be made by a written authorization duly signed by the corporation accompanied by a certificate from an attorney as to the validity of the signature.  A proxy need not himself be a debenture holder.

(b)
An instrument of appointment and a power of attorney or other certificate pursuant to which the instrument of proxy was signed, or a certified copy of such power of attorney, shall be lodged at the Company’s office not less than 48 hours before the time of the meeting in respect of which the power of attorney was given, unless otherwise specified in the notice calling the meeting.

(c)
A vote given in accordance with the conditions contained in the document appointing a proxy shall be valid even if, prior thereto, the appointer has died or been declared legally incompetent or the instrument of proxy was revoked or the debenture in respect of which the vote was given has been transferred, unless written notice is received at the registered office of the Company prior to the time of the meeting in regard to the death, the incapacity decree, the revocation or the transfer as aforesaid, as the case may be.

11.
The Trustee shall attend to the keeping of minutes of all deliberations and resolutions at every general meeting of the debenture holders, to the recording and preservation thereof in the minute book of meetings of debenture holders.  Any minute signed by the chairman of the meeting at which the resolutions were passed and the deliberations took place, or by the chairman of the next meeting, shall serve as proof of the matters recorded therein, and until the contrary is proved, any resolution passed at such meeting shall be deemed to have been duly passed.

12.
A person or persons appointed by the Trustee, the Company secretary and any other person or persons who have been permitted to do so by the Company and/or the Trustee, will be entitled to be present at meetings of the debenture holders.  In a situation in which, in the reasonable discretion of the Trustee and on reasonable grounds, it is necessary that during part of the meeting deliberations should take place without the presence of representatives of the Company, the Company or anyone on its behalf will not participate in that part of the deliberations.

13.
Every meeting of the debenture holders shall be held at the Company’s registered office or at such other place of which the Company shall give notice.  The Trustee shall be entitled to request the Company to hold a meeting of debenture holders at another address, subject to the Company’s agreement.

14.	Everything stated in this schedule is subject to the provisions of the Deed of Trust.

*                     *                     *

APPENDIX A TO THE DEED OF TRUST

CONFIDENTIALITY DOCUMENT1

Date ______________

Blue Square – Israel Ltd.

Dear Sir/Madam,

re:  Confidentiality Undertaking

1.
In the framework of or in connection with the fulfillment of my duties as trustee for the holders of Debentures (Series C) – (Series G) and Debentures (Series H) – (Series J) of Blue Square – Israel Ltd. (hereinafter: “the Company”) pursuant to a Deed of Trust dated February 18, 2010[2] (hereinafter: “the Work”), I will receive or be exposed to information which is not part of the public domain, including, but without limitation, professional, technical, financial, technological, commercial or other data or information connected directly or indirectly with the Company, the Company’s subsidiaries or affiliates (as these terms are defined in the Securities Law, 5728-1968 (hereinafter: “the Securities Law”)), or connected with corporations in the Company’s group and/or with interested parties in the Company (hereinafter collectively: “the Blue Square – Israel Group”), procedures and/or modes of work and/or activity of the Blue Square – Israel Group as well as commercial and business information of any other sort which is not part of the public domain (hereinafter collectively: “Confidential Information”).  Notwithstanding the foregoing, the term “Confidential Information” will not include information as aforesaid – (1) which has passed into the public domain (including information published by you or by interested parties in your firm) or which pass into the public domain other than by virtue of a breach of the provisions of this deed of undertaking; or – (2) which was known to us prior to the disclosure thereof by the Company and in respect of which we can provide reasonable proof to that effect; or – (3) which was passed on to us by a third party, provided that at the time of receiving such information we were not aware, after having asked the party who gave it, that disclosure of the information by the third party constitutes a breach of a fiduciary duty which such third party owes to Blue Square – Israel.

2.
I am aware that it is prohibited for me to disclose the Confidential Information to any person, and I will not be entitled to make use of the Confidential Information for any purpose, except for purposes of the Work.

[1]	For signature by the Trustee and its representatives in accordance with the terms and conditions of the Deed of Trust.
[2]	In the case of an authorized representative of the Trustee – the job description will be amended to the relevant description.

Notwithstanding the foregoing, I will be entitled (a) to pass on conclusions and assessments that are based on the Confidential Information to the holders of Debentures (Series C) – (Series G) and Debentures (Series H) – (Series J) of the Company (including the presentation thereof at meetings of the debenture holders for purposes of passing a resolution that pertains to their rights); (b) to disclose Confidential Information, to the extent that I am obliged to do so according to the requirements of the law or on a demand by a competent authority according to law and/or pursuant to a judicial order, provided that the disclosure will be confined to the minimum scope and extent necessary in order to meet the requirements of the law, and I will, as far as possible and permitted, coordinate with you in advance the content and timing of the disclosure in order to leave you with reasonable time to defend against any such demand.

3.
In addition to the permitted passing on of Confidential Information as stated in Paragraph 2 and without derogating from the contents thereof, disclosure of Confidential Information will be made by me only to my employees and/or to authorized representatives on my behalf, including my professional advisors (hereinafter: “Authorized Recipient”) on a “need to know basis” only.  I am aware that disclosure or use of Confidential Information by an Authorized Recipient other than in accordance with the provisions of this document shall be tantamount to such disclosure or use by me and I will take all the necessary steps to guarantee the preservation of confidentiality of the Confidential Information.  This undertaking of mine will not apply with respect to an Authorized Recipient who signs a confidentiality undertaking similar in all substantial respects to the undertaking set forth in this document.

4.
I am aware that disclosure of the Confidential Information to any person or body is likely to be contrary to the securities laws in Israel and/or in the USA.  I am aware that as a result of my being exposed to the Confidential Information various restrictions are likely to be imposed on me if inside information, within the meaning thereof under the securities laws in Israel and/or the USA, should come into my possession, and I am taking and will take all the reasonable measures to ensure that there will be no prohibited use of inside information in connection with the Confidential Information.

5.
All the documents that will be delivered by you to me and which come into my possession as a result of and/or in connection with my having contracted with you and which are connected, directly or indirectly, to the Blue Square – Israel Group and/or its activities (including any copy or processing thereof), (hereinafter collectively: “the Documents”) will belong to you at all times and will be deemed to be your property for all intents and purposes and same will be returned by me to you upon your demand immediately upon completion of the Work, save and except the Confidential Information that will be kept by me in accordance with the provisions of the Deed of Trust and any law, including directives of a competent authority, or in accordance with internal procedures, to whatever extent there may be a need for documentation of work processes.

For purposes of the foregoing in this undertaking of mine, the term “documents” shall be construed as including any means of storing information, including, but without derogating from the generality of the foregoing, physical, mechanical, magnetic, electronic, optic and/or electro-optic means.

6.
My obligations under this document will remain valid and effectual even after completion of the Work for any reason and until the earlier of the following (a) the end of five years from receipt of such Confidential Information; (b) the Confidential Information becoming public (not as a result of a breach of the undertaking pursuant to this document, if any).  My obligations under this Deed of Confidentiality are irrevocable and cannot be cancelled and they are in addition to, and not in lieu of, any obligation imposed on me according to law and/or any other agreement.  My signing this undertaking does not confer on me a right to perform the Work and the terms and conditions of the Work will be regulated between us in separate documents.

7.	My obligations under this document are as against each and every one of the bodies corporate in the Blue Square – Israel Group whose Confidential Information may be passed on to me.

8.
If it is held by a judicial tribunal or any authority that none of the obligations in this document are of validity – the obligation will be reduced to the extent permitted according to law for the time being and such ruling will not prejudice the remaining rights and obligations under this document.

9.	It is clarified that the signing of this Deed of Undertaking shall not in itself preclude the replacement of the Trustee in accordance with the terms and conditions of the Deed of Trust[3].

Yours faithfully

Full name	Identity number	Signature

[3]	This paragraph will not be included in the Deed of Confidentiality to be signed by the Trustee’s authorized representative.